AGREEMENT OF PURCHASE AND SALE



     THIS AGREEMENT OF PURCHASE AND SALE (this "Agreement") is made and entered into as of the 10th day of May, 1993, by and between WHEREHOUSE ENTERTAINMENT, INC., a Delaware corporation ("Purchaser"), and THE RECORD SHOP, INC., a Minnesota corporation ("Seller"), with reference to the following facts:

     A. Seller owns and operates music retail stores in the States of Arizona, California, Iowa, Minnesota, Nevada, North
Dakota and Utah.

     B. Purchaser and Seller desire to enter into this Agreement pursuant to which, upon the terms and subject to the conditions set forth below, Purchaser will buy and acquire, and Seller will sell, assign, transfer and deliver, the assets hereinafter described.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, the parties hereto hereby agree as follows:


1.   PURCHASE OF TRANSFERRED ASSETS.

     1.1 Purchase of Transferred Assets. Upon the terms and subject to the conditions hereinafter set forth, at the "Closing" (as hereafter defined) or at any of the "Delayed Closings" (as hereafter defined), Seller shall sell, assign, transfer and deliver to Purchaser, and Purchaser shall purchase and acquire from Seller, the applicable "Transferred Assets" (as hereafter defined).

     1.2  Definition of Transferred Assets.  The "Transferred
Assets" shall mean and include:

          1.2.1 The leasehold interests (collectively, the "Store Leasehold Interests") of Seller in the real property leases (the "Store Leases") for the thirty-one music retail stores of Seller (collectively, the "Stores") described on
Schedule 1.2.1 attached hereto;

          1.2.2 All of the furniture, fixtures, equipment and supplies located in the Stores, the Store Leasehold Interests of which are sold to Purchaser at the Closing or a Delayed Closing, as applicable, and more particularly described on Schedule 1.2.2 attached hereto (collectively, the "F, F & E"), provided, how-ever, that (i) Seller's cash registers shall not be deemed to be included within the definition of F, F & E and (ii) Seller's facsimile machines located, as of the date hereof, at Seller's Stores in the States of Arizona and California shall not be deemed to be included within the definition of F, F & E;


          1.2.3 The leasehold interests of Seller in the personal property leases (the "Sensormatic Leases") for the Sensormatic security systems located in Stores, the Store Lease-hold Interests of which are sold to Purchaser at the Closing or a Delayed Closing, as applicable, and more particularly described on Schedule 1.2.3 attached hereto (the "Sensormatic Equipment");

          1.2.4 All of the inventory (collectively, the "Inventory"), including, without limitation, the inventory of music, records, pre-recorded and unrecorded tapes and cassettes, compact discs and accessories, videos and laser discs, of Seller
(x) located as of the "Closing Date" (as hereafter defined) (i) in the Stores (a) which are subject to Store Leases with respect to which Seller transfers all of its interest to Purchaser pursuant to the terms of this Agreement at the Closing (collec-tively, the "Transferred Leases"), (b) which may become subject to "Post-Closing Transferred Leases" and for which a "Management Agreement" is executed at the Closing (as those terms are here-after defined), (c) which are subject to a Management Agreement at the Closing, but Purchaser and Seller do not believe will become subject to a Post-Closing Transferred Lease or (d) at which on or before the Closing Date Seller (with the written approval of Purchaser) has permanently ceased operations or for which on or before the Closing Date the Store Lease has expired or been terminated, and (ii) at Seller's warehouse in Golden Valley, Minnesota (the "Minnesota Warehouse") and (y) located as of any applicable "Delayed Closing Date" (as hereafter defined) in (a) Stores, the possession of which are delivered to Purchaser on the applicable Delayed Closing Date and (b) up to two (2) Stores (the "Additional Stores"), the possession of which are not delivered at the Closing or a Delayed Closing and which Seller elects to close and cease operations after the Closing. The Inventory referred to in clause (y)(b) of this Section is hereafter sometimes referred to as the "Additional Inventory." Notwithstanding anything herein to the contrary, in no event shall Purchaser be obligated to purchase Inventory (other than Additional Inventory) located at any Store possession of which is not transferred to Purchaser at the Closing or any applicable Delayed Closing pursuant to a "Store Leasehold Assignment" (as hereafter defined) or a Management Agreement.

          1.2.5 All tradenames, service names, trademarks, service marks and logos of Seller and the associated good will, including, without limitation, the tradenames, service names, trademarks, service marks and logos listed on Schedule 1.2.5 attached hereto (the "Store Service Marks");

          1.2.6     The contracts and leases for goods and
services provided to Seller for Stores, the Store Leasehold
Interests of which are sold to Purchaser at the Closing or a Delayed Closing, as applicable, (the "Store Contracts") listed on
Schedule 1.2.6 attached hereto; and

          1.2.7 All drawings, blueprints, schematics, models, "as builts," or plans for Stores, the Leasehold Interests of which are sold to Purchaser at the Closing or a Delayed Closing, as applicable (collectively, the "Plans") relating in any way to said Stores or the F, F & E located therein.

     1.3 Obligations of Seller not Assumed by Purchaser. Notwithstanding anything to the contrary set forth or implied herein or otherwise, except for the "Assumed Obligations" (as hereafter defined), the Transferred Assets shall not include, and Purchaser is not assuming and shall not be or be deemed to be, responsible or liable for, any of Seller's contracts, leases, agreements, undertakings, commitments, claims, liabilities, debts or obligations, whether or not known to Purchaser, Seller or any third party on the Closing Date or on any of the Delayed Closing Dates and, whether or not now existing or arising at any time hereafter, including, without limitation, all liabilities, claims and obligations of any nature whatsoever related to, arising out of or for (i) past, present and future employment of any and all persons who were, are or may be employed by Seller at any time and arising out of Seller's employment of such person including, without limitation, any liabilities, claims and obligations for unfair labor and discriminatory employment practices, employee salaries, vacation pay, severance pay, sick pay, back pay, health insurance, worker's compensation, employee contracts and other employee payments and benefits, (ii) any defective condition in the design, material, workmanship or performance of any products and services designed, assembled, manufactured, distributed, sold or furnished by or on behalf of Seller either before or after the Closing and the Delayed Closings, (iii) subject to Sections 3.5 through 3.7 with respect to "Current Property Taxes," "Sales Taxes" and "Payroll Taxes" (each as hereafter defined), any federal, state or local taxes, payroll withholding obligations, governmental charges, penalties, interest and fines of Seller (whether due and payable before, on or after the Closing Date or the applicable Delayed Closing Date, as the case may be), (iv) any acts or omissions of Seller related to the conduct of its business or otherwise at any time either before or after the Closing and the Delayed Closings, (v) any acts or omissions of any assignee of Seller (other than Purchaser) related to the conduct of its business or otherwise at any time either before or after the Closing and the Delayed Closings, (vi) notwithstanding anything to the contrary in any of the Store Leases, the Sensor-matic Leases or the Store Contracts, the presence or migration prior to the Closing or the applicable Delayed Closing of any pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or waste, including, without limitation, asbestos (collectively, "Polluting Substances") in, on, into or from the Stores, the real property on which the Stores are located (the "Store Real Property") or the common areas of the shopping centers in which any of the Stores are located (the "Shopping Centers"), (vii) any defaults by Seller under or breaches of the Store Leases, the Sensormatic Leases or the Store Contracts occurring prior to Closing or the applicable Delayed Closing, and (viii) past, present and future litigation, suits, causes of action, arbitration or other proceedings related to or arising out of the conduct of Seller's business or any business of Seller's assignees (other than Purchaser).


2.   PURCHASE PRICE FOR TRANSFERRED ASSETS.

     2.1 Transferred Assets Purchase Price. The consideration, which is subject to adjustment as provided herein, for the sale, assignment, transfer and delivery of the Transferred Assets (the
"Transferred Assets Purchase Price") shall consist of:

          2.1.1     $8,250,000 (the "Base Purchase Price"),
payable as follows:

               2.1.1.1 up to an aggregate of $7,650,000 in cash payable to Seller at Closing and/or the Delayed Closings in accordance with Section 3 hereof; and

               2.1.1.2 up to an aggregate of $600,000 in cash (the "Escrow Funds") deposited by Purchaser at Closing and/ or the Delayed Closings into an interest bearing account under the exclusive control of Lawyers Title of Arizona, Inc. ("Escrow Agent") in accordance with Section 3.8 hereof;

          2.1.2 An amount (the "Transferred Inventory Purchase Price") equal to the Transferred Assets Purchase Price for the Inventory, which shall be determined on the basis of audits conducted by R.G.I.S. or such other independent auditor selected by Purchaser with Seller's approval (such approval not to be unreasonably withheld) (the "Inventory Auditor"). All fees and costs of conducting the audits of the Inventory shall be borne two-thirds by Purchaser and one-third by Seller. The Transferred Inventory Purchase Price shall be paid to Seller in accordance with Section 3.11 hereof. The Transferred Inventory Purchase Price shall be valued as of the close of business on the day before the Closing Date and all applicable Delayed Closing Dates.

The Transferred Inventory Purchase Price shall be valued as follows:

               2.1.2.1 Items of Inventory which are returnable to, or are in the current catalog of, the vendor thereof according to Purchaser's records and information (collec-tively, the "Current Catalog Inventory") shall equal the aggregate dollar amount of the Current Catalog Inventory valued at Purchaser's wholesale costs at the end of the fiscal year of Purchaser immediately preceding the fiscal year in which the Closing or applicable Delayed Closing occurs (the "Current Catalog Inventory Value") less the sum of (a) an amount equal to 80% of the Current Catalog Inven-tory Value multiplied by 0.09%, (b) an amount equal to 15% of the Current Catalog Inventory Value multiplied by 2% and
     (c) an amount equal to 85% of the Current Catalog Inventory Value multiplied by 6.16%.

               2.1.2.2 Items of Inventory which are not return-able to, and are not in the current catalog of, the vendor thereof according to Purchaser's records and information (collectively, the "Non-Returnable Inventory") shall be valued as follows: (i) in the event that the total number of pieces of Non-Returnable Inventory does not exceed 5% of the total number of pieces of Current Catalog Inventory then being purchased at the Closing or applicable Delayed Closing, the Non-Returnable Inventory shall be valued at 85% of Seller's original cost for each such item as indicated on Seller's schedule of original costs provided by Seller to Purchaser after the Closing or applicable Delayed Closing as contemplated by Section 7.15 hereof (the "Schedule of Original Costs"); and (ii) in the event that the total number of pieces of Non-Returnable Inventory is greater than 5% but does not exceed 15% of the total number of pieces of the Current Catalog Inventory then being purchased at the Closing or applicable Delayed Closing, the Non-Returnable Inventory shall be valued at 75% of Seller's original cost for each such item as indicated on the applicable Schedule of Original Costs. In the event that the total number of pieces of Non-Returnable Inventory exceeds 15% of the total number of pieces of the Current Catalog Inventory then being purchased at the Closing or applicable Delayed Closing, Purchaser shall not be obligated to purchase any of such Non-Returnable Inventory.

               2.1.2.3   Notwithstanding the immediately
     preceding Section, items of Non-Returnable Inventory (which includes by definition items which are non-returnable to, and are not in the current catalogue of, the vendor) which are deemed obsolete by Purchaser, in its reasonable discretion (collectively, the "Other Inventory"), shall be valued as follows: (i) in the event that the total number of pieces of Other Inventory does not exceed 5% of the total number of pieces of Current Catalog Inventory then being purchased at the Closing or applicable Delayed Closing, the Other Inventory shall be valued at 75% of Seller's original cost for each such item as indicated on the applicable Schedule of Original Costs; and (ii) in the event that the total number of pieces of Other Inventory is greater than 5% but does not exceed 15% of the total number of pieces of the Current Catalog Inventory then being purchased at the Closing or applicable Delayed Closing, the Other Inventory shall be valued at 65% of Seller's original cost for each such item as indicated on the applicable Schedule of Original Costs. In the event that the total number of pieces of Other Inventory exceeds 15% of the total number of pieces of the Current Catalog Inventory then being purchased at the Closing or applicable Delayed Closing, Purchaser shall not be obligated to purchase any of such Other Inventory.

               2.1.2.4 In addition to the discounts to the Transferred Inventory Purchase Price contemplated by Sections 2.1.2.1 through 2.1.2.3 hereof, the Transferred Inventory Purchase Price to be paid at the Closing or applicable Delayed Closing shall be further reduced by an amount equal to $0.20 multiplied by 72.5% of the number of music compact discs included within the Inventory purchased at the Closing or such Delayed Closing. The discount described above in this Section 2.1.2.4 with respect to the Inventory purchased at the Closing (but not at any of the Delayed Closings) shall be reduced by $7,000 (such $7,000 reduction being subject to Seller providing Purchaser reasonable evidence that at least $7,000 shall already have been expended by Seller on compact disc "keepers").

          2.1.3 The assumption by Purchaser from Seller at the Closing or the applicable Delayed Closing, as the case may be, of the following items (collectively, the "Assumed Obliga-tions"): (i) all liabilities and obligations of Seller arising and accruing under the Store Leases, the Sensormatic Leases and the Store Contracts then being assigned by Seller to Purchaser after the Closing or the applicable Delayed Closing, as the case may be; and (ii) the obligation to honor up to an aggregate amount of $30,000 of (x) Seller's unredeemed Store gift certifi-cates and merchandise credits and deposits accepted for special orders (collectively, the "Gift Certificates and Merchandise Credits") issued prior to that certain Letter of Intent dated March 17, 1993 by and between Purchaser and Seller (the "Letter of Intent") and (y) Seller's unredeemed Gift Certificates and Merchandise Credits issued after execution of the Letter of Intent but prior to the date the parties agree in writing, such agreement not to be unreasonably withheld, that the parties will not be able to obtain Store Leasehold Consents for any remaining "Non-Transferred Leases" (as hereafter defined), which are issued in a manner consistent with Seller's past practices and in the ordinary course of its business. For the avoidance of doubt, the Assumed Obligations do not include any obligations, debts or liabilities of Seller arising or accruing under or in connection with any of the Store Leases, the Sensormatic Leases or Store Contracts or otherwise before the Closing or the applicable Delayed Closing, as the case may be, whether or not known by Purchaser, Seller or any third party on the Closing Date or the applicable Delayed Closing Date, as the case may be, including, without limitation, any obligations, debts or liabilities (whether matured, unmatured, contingent or otherwise) resulting from or arising before the Closing or applicable Delayed Closing in connection with (a) Seller entering into the Store Leases, the Sensormatic Leases or Store Contracts including, without limita-tion, any default under or breach of any of the Store Leases, the Sensormatic Leases or Store Contracts by Seller, (b) the presence or migration of any Polluting Substances in, on, into or from the Stores or in, on, into or from the Store Real Property or any of the real property adjacent thereto before the Closing or the applicable Delayed Closing, as the case may be, and irrespective of whether or not the existence of such Polluting Substance is known to Purchaser or Seller on the Closing Date or the appli-cable Delayed Closing Date, as the case may be, (c) any act or omission of Seller, including, without limitation, all acts or omissions which constitute a default under or breach of any of the Store Leases, the Sensormatic Leases or Store Contracts, (d) any of Seller's unredeemed Gift Certificates and Merchandise Credits, whether issued prior to the execution of the Letter of Intent or thereafter, in excess of an aggregate of $30,000, (e) any of Seller's unredeemed Gift Certificates and Merchandise Credits which are issued by Seller after execution of the Letter of Intent and, in the reasonable discretion of Purchaser, have not been issued in a manner consistent with Seller's past practices and in the ordinary course of its business prior to the execution of the Letter of Intent, (f) subject to Sections 3.5 through 3.7 with respect to Current Property Taxes, Sales Taxes and Payroll Taxes, any obligations, claims or liabilities arising out of or related to the operation of Seller's business by Seller after the Closing, or (g) any obligations, claims or liabilities arising out of or related to the operation of any business of Seller or any assignee of Seller (other than Purchaser). Not-withstanding anything in this Section 2.1.3 to the contrary, Purchaser agrees to honor after the Closing at all Stores, possession of which are delivered to Purchaser at the Closing, Gift Certificates and Merchandise Credits issued after execution of the Letter of Intent and prior to the Closing, which are issued in a manner consistent with Seller's past practices and in the ordinary course of Seller's business whether or not such Gift Certificates and Merchandise Credits (together with those Gift Certificates and Merchandise Credits issued prior to the date of the Letter of Intent) exceed in the aggregate $30,000, provided, however, that Escrow Agent shall reimburse Purchaser out of the Escrow Funds (to the extent Escrow Funds are available for distribution to Purchaser pursuant to Section 3.8 hereof) upon presentation by Purchaser of canceled gift certificates and/or merchandise credits issued by Seller which when added to the Gift Certificates and Merchandise Credits already honored by Purchaser exceed $30,000 in the aggregate (the "Reimbursement Evidence"). In the event Purchaser is entitled to be reimbursed in accordance with the immediately preceding sentence and, pursuant to Section
3.8 hereof, there exists no Escrow Funds available to make such reimbursement, Seller shall reimburse Purchaser within ten (10) days of Purchaser or the Escrow Agent presenting the Reimburse-ment Evidence to Seller. Also, notwithstanding anything in this Agreement to the contrary, Purchaser agrees that after the Closing it will give merchandise credits or exchanges at all Stores, possession of which are delivered to Purchaser at the Closing or any Delayed Closing, for any merchandise sold at retail to the public by Seller in accordance with Seller's past practices and in the ordinary course of Seller's business prior to the Closing or such Delayed Closing which is defective, such merchandise credits and exchanges to be given in accordance with Purchaser's usual policies in connection therewith, which Purchaser may from time to time, in its sole and absolute discretion, change, amend or modify.

     2.2 Allocation of Transferred Assets Purchase Price. The Transferred Assets Purchase Price shall be allocated among the Transferred Assets in accordance with Schedule 2.2 hereof. Each of Seller and Purchaser agrees (i) to report the sale of the Transferred Assets for federal and state income tax purposes in accordance with the allocations set forth on Schedule 2.2 hereto,
(ii) not to take any position inconsistent with such allocations on any of its tax returns and (iii) to timely file federal tax form 8594 with the applicable tax return for the year of this transaction and any other year in which any Delayed Closing occurs. Each party shall provide the other party with a draft copy of its federal tax form 8594 at least fifteen (15) days prior to filing it.

     2.3 Payment of Sales and Use Taxes. Seller shall be responsible for all sales and use taxes, if any, arising out of the sale of the Transferred Assets to Purchaser pursuant to this Agreement. Purchaser shall provide Seller with an officer's certificate or certificates executed by an officer of Purchaser (or any other form required by applicable law), certifying that Purchaser is purchasing the Inventory for resale.

     2.4 Prorations and Adjustments. The Transferred Assets Purchase Price shall be adjusted at the Closing or the applicable Delayed Closing (i) for Seller's preliminary prorated share of Current Property Taxes calculated in accordance with Section 3.5 hereof; (ii) for Seller's preliminary unpaid Sales Taxes calcu-lated in accordance with Section 3.6 hereof; and (iii) for Seller's preliminary unpaid Payroll Taxes calculated in accord-ance with Section 3.7 hereof. The Transferred Assets Purchase Price shall be adjusted to prorate all rents, real property taxes and "CAM" and other charges paid by Seller under the Store Leases and utilities paid by Seller and all lease and other payments due under the Sensormatic Leases and Store Contracts paid by Seller for the period from the due date of the last such payment to be made by Seller immediately prior to the Closing Date or the applicable Delayed Closing Date, as the case may be, to the Closing Date or the applicable Delayed Closing Date. The Trans-ferred Assets Purchase Price shall be increased by all utilities deposits of Seller which Seller causes the applicable utilities to transfer to the account of Purchaser at the Closing or any Delayed Closing, as applicable.

     2.5  Reduction of Base Purchase Price; Assignment of Store
Leasehold Interests.

          2.5.1 The Base Purchase Price shall be reduced as provided in Section 2.5.2 hereof upon the occurrence of either of the following events:

               2.5.1.1 Seller and Purchaser fail to obtain with respect to all Store Leases by the Closing Date (i) an unconditional consent from the applicable lessor to the assignment by Seller to Purchaser of the applicable Store Leasehold Interest and (ii) an amendment to the applicable Store Lease which contains all of the essential provisions (the "Essential Provisions") set forth on Schedule 2.5.1.1 attached hereto (which unconditional consent and amendment to lease shall be in a form reasonably acceptable to Purchaser) (collectively, the "Store Leasehold Consents") duly executed by each of the lessors of the Store Leases (collectively, the "Non-Transferred Leases").

               2.5.1.2 With respect to each of the Store Leases the current term of which is to expire on or before December 31, 1995 (including renewal options, if previously exercised by Seller or if Purchaser will have the right to exercise such options under the applicable Store Leases) which are listed on Schedule 2.5.1.2 (collectively, the "Short Term Store Leases"), and irrespective of whether or not Purchaser obtains Store Leasehold Consents with respect to such Store Leases and/or an assignment of Seller's interests in such Store Leases at the Closing, Purchaser fails to enter into by the Closing Date a definitive agreement with the lessor for each such Short Term Store Lease for an extension (an "Extension") of the term of each such Short Term Store Lease at the applicable Store's current location or another location within the same shopping center (which location is acceptable to Purchaser, in its sole and absolute discre-
     tion), and otherwise on terms and conditions (including, without limitation, the length of the Extension) reasonably acceptable to Purchaser (collectively, the "Non-Extended Short Term Leases").

               2.5.1.3   For the avoidance of doubt, a Store
     Lease may be both a Non-Transferred Lease and a Non-Extended
     Short Term Lease.

          2.5.2 Upon the occurrence of the events described in Section 2.5.1.1 or 2.5.1.2 hereof, the Base Purchase Price shall be reduced by an amount equal to the Base Purchase Price multiplied by a fraction, the numerator of which shall be the sum of the actual or deemed revenues for the Stores for the immedi-ately preceding 12 complete calendar months prior to the Closing Date as indicated on a schedule, which Seller shall deliver to Purchaser at the Closing (the "Revenue Schedule"), for each of the Stores which are leased to Seller pursuant to a Non-Trans-ferred Lease and/or a Non-Extended Short Term Lease, and the denominator of which shall be the sum of the revenues listed on the Revenue Schedule for all Stores (the "Non-Transferred Lease Reduced Amount"). Notwithstanding the foregoing reduction in Base Purchase Price, an amount equal to the lesser of $500,000 or the Non-Transferred Lease Reduced Amount (the "Consent Funds Initial Deposit"), shall be deposited by Purchaser at Closing into an interest bearing account under the exclusive control of the Escrow Agent in accordance with Section 3.9 hereof; provided, however, that if the Non-Transferred Lease Reduced Amount is more than $500,000, this will not limit Purchaser's obligation to pay amounts in excess of the Consent Funds Initial Deposit, if Seller is entitled to receive such payment as a result of a Delayed Closing.

          2.5.3     Notwithstanding the provisions of this
Section 2.5 to the contrary, in the event that (i) after the Closing and prior to the date one year from the Closing Date (if the Store Lease in question is not also a Short Term Lease), Seller and Purchaser obtain a Store Leasehold Consent with respect to a Store subject to a Non-Transferred Lease (a "Post-Closing Transferred Lease"), or (ii) after the Closing Purchaser enters into an Extension with respect to a Non-Extended Short Term Lease (and receives the applicable Store Leasehold Consent)
(a) during the existing term of such Non-Extended Short Term Lease, (b) within 45 days of the expiration of the existing term of such Non-Extended Short Term Lease or (c) within one year of the expiration of the existing term of such Non-Extended Short Term Lease, if the Store, subject to such Non-Extended Short Term Lease, continues to be operated during such one-year period (a Non-Extended Short Term Lease referred to in clause (ii)(a),
(ii)(b) or (ii)(c) hereof, a "Post-Closing Extended Short Term Lease"), then, subject to Section 3.9 hereof, (x) Purchaser and/ or the Escrow Agent, as appropriate, shall pay to Seller an amount equal to the Base Purchase Price multiplied by a fraction, the numerator of which shall be the revenues listed on the Revenue Schedule for the Store subject to such Post-Closing Transferred Lease or such Post-Closing Extended Short Term Lease, as the case may be, and the denominator of which shall be the sum of the revenues listed on the Revenue Schedule for all Stores (the "Post-Closing Transferred Lease Payment Amount") and, in accordance with Section 3.11.1, Purchaser shall pay to Seller the Transferred Inventory Purchase Price applicable to the Inventory located at such Store then transferred to Purchaser pursuant to this Section 2.5.3 and which had not been previously transferred to Purchaser, and (y) Seller shall sell and transfer (the "Post-Closing Asset Transfer") all of its right, title and interest in and to said Store Lease and all Inventory, F, F & E, Sensormatic Leases, Store Contracts, Sensormatic Equipment and Plans related to, or located in, the Store subject to the Post-Closing Trans-ferred Lease or Post-Closing Extended Short Term Lease which have not been previously sold and transferred to Purchaser. Purchaser and/or the Escrow Agent, as appropriate, shall pay to Seller the appropriate Post-Closing Transferred Lease Payment Amount and Purchaser shall pay the Transferred Inventory Purchase Price applicable to the Inventory located at such Store which is then being transferred to Purchaser pursuant to this Section 2.5.3, and Seller shall make the appropriate Post-Closing Asset Transfer to Purchaser at the offices of Purchaser and "MSK" (as hereafter defined) in accordance with Section 3 hereof on the fifth business day (the "Delayed Closing Date") after a Non-Transferred Lease shall become a Post-Closing Transferred Lease, and/or a Non-Extended Short Term Lease shall become a Post-Closing Extended Short Term Lease, as the case may be (the consummation of each such transaction a "Delayed Closing"), provided, that each of the conditions to such Delayed Closing set forth in Sections 4 and 5 hereof have been satisfied or waived by the appropriate party. Purchaser hereby agrees to use its best efforts to obtain Extensions with respect to all Non-Extended Short Term Leases prior to the Closing or within the time periods set forth in subclause (ii) of this Section 2.5.3 on terms and conditions reasonably acceptable to Purchaser and on a timely basis, provided that in no event shall Purchaser be required to accept an Extension of any Non-Extended Short Term Lease if such Extension does not contain all applicable Essential Provisions.

          2.5.4     Notwithstanding the provisions of this
Section 2.5 to the contrary, (i) in the event that (a) Purchaser obtains an Extension for the Store located in the Westridge Mall, Phoenix, Arizona ("Westridge") and, on or prior to the Closing or the Delayed Closing for such Store, Purchaser enters into a lease, or reaches an agreement in principle with the applicable Lessor to enter into a lease, which it represents to Seller is for premises in excess of 4,000 square feet located at Westridge (the "Expansion"), or (b) Purchaser fails to enter into an Extension for the Store located at Westridge, but obtains the Expansion, then the Base Purchase Price attributable to the Store located at Westridge which is to be paid to Seller shall be reduced by 50%, and (ii) in the event Purchaser fails to obtain the Expansion on or prior to the Closing or Delayed Closing for the Store located at Westridge, then the Base Purchase Price attributable to the Store located at Westridge which is to be paid to Seller shall not be reduced. In the event Purchaser is unable to obtain an Extension, but obtains the Expansion, the Base Purchase Price attributable to the Store located at West-ridge shall be paid on the fifth business day after Purchaser provides written notice to Seller of Purchaser's inability to obtain an Extension, provided that all other conditions precedent to Purchaser's payment to Seller of the Base Purchase Price attributable to the Store located at Westridge, including, without limitation, Purchaser and Seller obtaining a Store Leasehold Consent with respect to the applicable Store Lease, shall have been satisfied or waived in writing by the appropriate party.

     2.6 Obligation to Purchase Transferred Assets. Except as expressly provided to the contrary in this Agreement, Purchaser shall not purchase any of Seller's rights in the Inventory, F, F & E, Sensormatic Leases, Store Contracts, Sensormatic Equipment or Plans related to, or located in, any Stores subject to a Non-Transferred Lease or a Non-Extended Short Term Lease; provided, however, Purchaser shall take possession of said assets if they are located in or relate to a Store, the Store Leasehold Interest of which is sold to Purchaser as provided herein or which will be the subject of a Management Agreement as provided herein.


3.   THE CLOSING.

     3.1 Closing Date and Location. The "Closing" shall mean the time at which Seller consummates the sale of the Transferred Assets to Purchaser by delivery to it of the Transferred Assets in the manner contemplated by this Section 3. The Closing shall take place at the offices of Mitchell, Silberberg & Knupp ("MSK"), 11377 West Olympic Boulevard, Los Angeles, California 90064 on June 15, 1993, or on such other date mutually accept-able to Purchaser and Seller after all conditions set forth in this Agreement have been satisfied or waived in writing by the appropriate party, but in no event later than August 13, 1993. The "Closing Date" shall mean the date on which the Closing occurs.

     3.2 Delivery of Transfer and Sale Documents. At the Closing or the applicable Delayed Closing, Seller shall sell, transfer and deliver the appropriate Transferred Assets to Purchaser by the Leasehold Assignments, and by bills of sale, assignments of trademarks, service marks, tradenames and service names, assignments of contracts, and assignment of leasehold interests in substantially the forms attached hereto as Exhibit B.

     3.3 Delivery of Transferred Assets. Subject to the Store Leases, Sensormatic Leases and Store Contracts, possession of the Transferred Assets shall be delivered to Purchaser at the Closing or the applicable Delayed Closing, as the case may be, (i) at the offices of MSK, referred to above with respect to all intangible Transferred Assets and (ii) at the Stores or the Minnesota Warehouse, as applicable, with respect to all tangible Trans-ferred Assets. In addition, at the Closing or the applicable Delayed Closing, as the case may be, Seller shall also deliver to Purchaser appropriate authorizations to provide for the transfer of the Stores' telephone numbers and other utilities to Purchaser and for the closing of billing as of the Closing Date or the applicable Delayed Closing Date, as the case may be.

     3.4 Delivery of Other Documents. At the Closing, Seller shall also deliver to Purchaser (i) all blank gift certificates and merchandise credits for the Stores, each of which will be marked "void," (ii) a schedule of all Gift Certificates and Merchandise Credits issued by Seller on or after March 17, 1993 and before the Closing, such information provided on a Store by Store and week by week basis (the "Schedule of Gift Certificates and Merchandise Credits"), (iii) copies of all "Occupancy Certificates and Permits" (as hereafter defined), (iv) the Revenue Schedule, and (v) the "Payroll Tax Schedule" (as hereafter defined). On the later of (a) September 30, 1993 or
(b) the date on which Seller ceases operations at all Stores, Seller shall deliver to Purchaser all documents required to change the corporate name of Seller from "The Record Shop, Inc." to a name not confusingly similar to such name, which documents Purchaser is hereby authorized to record with the Office of the Secretary of State of the State of Minnesota as Purchaser may deem appropriate.

     3.5 Proration of Personal Property Taxes. With respect to all unpaid current year's personal property taxes owed by Seller (collectively, the "Current Property Taxes") for which Seller does not deliver to Purchaser at the Closing or the applicable Delayed Closing a "Tax Liability Release" (as hereafter defined), at the Closing or the applicable Delayed Closing, Purchaser and Seller shall preliminarily prorate all Current Property Taxes for the Stores based upon the personal property taxes for the Stores.

At the Closing or applicable Delayed Closing, Purchaser shall receive a credit against the cash price payable pursuant to
Section 2.1.1.1 hereof in an amount equal to the Seller's preliminary prorated share of Current Property Taxes for the Stores (the "Personal Property Tax Reserve"), it being understood that Purchaser will use the Personal Property Tax Reserve to pay Seller's final prorated share of the Current Property Taxes for the Stores on behalf of Seller and as it has requested. In the event that Seller's final prorated share of the Current Property Taxes for the Stores (based upon the actual Current Property Tax bills for the Stores) (i) is greater than the Personal Property Tax Reserve, then (subject to Section 3.8.2 hereof) at Purchas-er's election either (a) Seller shall promptly pay such short fall amount directly to Purchaser or (b) the Escrow Funds shall be used to pay such short-fall amount; or (ii) is less than the Personal Property Tax Reserve, then Purchaser shall promptly remit the excess Personal Property Tax Reserve to Seller. Not-withstanding the foregoing, nothing herein shall be construed to mean that Purchaser has assumed or shall be held liable for any personal property taxes which Seller is obligated to pay other than the Personal Property Tax Reserve.

     3.6 Proration of Sales Taxes. With respect to all unpaid sales, use, income and other business taxes for which Purchaser has potential "successor liability" or for which a "Lien" (as hereafter defined) may attach to any of the Transferred Assets (collectively, the "Sales Taxes") for which Seller does not deliver to Purchaser a Tax Liability Release at the Closing or the applicable Delayed Closing, at the Closing or the applicable Delayed Closing, Seller and Purchaser shall project the aggregate amount of unpaid Sales Taxes of Seller arising from Seller's operation of the Stores through the Closing Date or the appli-cable Delayed Closing Date and the amount of Sales Tax due as a result of the sale of the Transferred Assets to Purchaser (the "Projected Unpaid Sales Taxes"), and Seller shall deliver to Purchaser either (i) copies of all canceled checks evidencing the payment of any Sales Taxes accrued since January 1, 1993 through the date indicated on the latest Sales Tax returns required to be filed by Seller with all applicable taxing authorities prior to the Closing or the applicable Delayed Closing (the "Sales Tax Filing Period") or (ii) certificates from the appropriate taxing authorities indicating that all of the Sales Tax for the Sales Tax Filing Period has been paid. At the Closing or the appli-cable Delayed Closing, Purchaser shall receive a credit against the cash price payable pursuant to Section 2.1.1.1 hereof in an amount equal to Projected Unpaid Sales Taxes (the "Sales Tax Reserve"), it being understood that Purchaser will use the Sales Tax Reserve to pay (on behalf of Seller and as it has requested) Seller's actual unpaid Sales Taxes arising from Seller's opera-tion of the Stores through the Closing Date or the applicable Delayed Closing Date and the Sales Taxes arising in connection with the sale of the Transferred Assets to Purchaser. Promptly following the Closing or the applicable Delayed Closing, Seller shall calculate the final aggregate amount of unpaid Sales Taxes arising from Seller's operation of the Stores through the Closing Date or the applicable Delayed Closing Date and the Sales Tax due as a result of the sale of the Transferred Assets to Purchaser. In the event that such final aggregate unpaid Sales Taxes (i) are greater than the Sales Tax Reserve, then (subject to Section
3.8.2 hereof) at Purchaser's election either (a) Seller shall promptly forward to Purchaser a cashier's check for such short-fall amount made payable to the appropriate taxing authority (which Purchaser will promptly thereafter forward to the appro-priate taxing authority) or (b) the Escrow Funds shall be used to pay such shortfall amount; or (ii) are less than the Sales Tax Reserve, Purchaser shall promptly remit the excess Sales Tax Reserve to Seller. Notwithstanding the foregoing, nothing herein shall be construed to mean that Purchaser has assumed or shall be held liable for any Sales Taxes other than the Sales Tax Reserve.

     3.7 Payment of Employee Payroll Taxes. With respect to all unpaid federal and state social security, disability, unemploy-ment and other payroll taxes (including the portion to be paid by the employer and the portion of said taxes and income taxes to be withheld by the employer from its employees and paid over to the appropriate tax authority) (collectively, the "Payroll Taxes") for which Seller does not deliver to Purchaser a Tax Liability Release at the Closing or applicable Delayed Closing, at the Closing or applicable Delayed Closing, Seller and Purchaser shall project the aggregate amount of unpaid Payroll Taxes of Seller arising from Seller's operation of the Stores through the Closing Date or the applicable Delayed Closing Date, and Seller shall deliver to Purchaser either (i) copies of all canceled checks evidencing the payment of any Payroll Taxes accrued since January 1, 1993 through the date indicated on the latest Payroll Tax returns required to be filed by Seller with all applicable taxing authorities prior to the Closing or the Delayed Closing (the "Payroll Tax Filing Period"), or (ii) certificates from the appropriate taxing authorities indicating that all of the Payroll Taxes for the Payroll Tax Filing Period has been paid. At the Closing or the applicable Delayed Closing, Purchaser shall receive a credit against the cash price payable pursuant to
Section 2.1.1.1 hereof in an amount equal to such projected unpaid Payroll Taxes (the "Payroll Tax Reserve"), it being understood that Purchaser will use the Payroll Tax Reserve to pay (on behalf of Seller and as it has requested) Seller's actual unpaid Payroll Tax arising from Seller's operation of the Stores through the Closing Date or the applicable Delayed Closing Date. Promptly following the Closing or the applicable Delayed Closing, Seller shall calculate the final aggregate amount of unpaid Payroll Taxes arising from Seller's operation of the Stores through the Closing Date or the applicable Delayed Closing Date and the Payroll Taxes due thereby. In the event that such final aggregate unpaid Payroll Taxes (i) are greater than the Payroll Tax Reserve, then (subject to Section 3.8.2 hereof) at Purchas-er's election either (a) Seller shall promptly forward to Purchaser a cashier's check for such short-fall amount made payable to the appropriate taxing authority (which Purchaser will promptly thereafter forward to the appropriate taxing authority) or (b) the Escrow Funds shall be used to pay such shortfall amount; or (ii) are less than the Payroll Tax Reserve, Purchaser shall promptly remit the excess Payroll Tax Reserve to Seller. Notwithstanding the foregoing, nothing herein shall be construed to mean that Purchaser has assumed or shall be held liable for any Payroll Taxes other than the Payroll Tax Reserve.

     3.8 Escrow Funds. Pursuant to Section 2.1.2 hereof, at Closing and each Delayed Closing, Purchaser shall deposit an amount equal to $20,689.66 multiplied by the number of Stores possession of which are being transferred to Purchaser pursuant to a Store Leasehold Assignment at such Closing or Delayed Closing (and together with any interest earned on each such deposit, an "Escrow Deposit"; the Escrow Deposits are referred to herein collectively as the "Escrow Funds") into an interest bearing account under the exclusive control of the Escrow Agent in accordance with the following terms and conditions:

          3.8.1 Purchaser and Seller shall each pay one-half of the fees and expenses incurred in connection with the manage-ment of the Escrow Funds, including, without limitation, the fees and expenses of the Escrow Agent. Subject to Section 3.8.3, no portion of any particular Escrow Deposit shall be disbursed to Seller during the period commencing as of the Closing Date or the applicable Delayed Closing Date, as the case may be, and ending five (5) months thereafter (the "Escrow Period").

          3.8.2 During any Escrow Period, Purchaser may request the Escrow Agent to disburse the Escrow Funds (a) to reimburse Purchaser for any actual damages it has incurred as a result of any breach of any representations and warranties of Seller under this Agreement or any other covenants or agreements of Seller to Purchaser contained in this Agreement, any Manage-ment Agreement, the "Service Mark License" (as hereafter defined) or any other document or agreement contemplated hereby or thereby (it being understood that any such application of the Escrow Funds shall not release Seller from its liability to Purchaser for any breach of the representations and warranties of Seller or any other covenants or agreements of Seller to Purchaser to the extent such breaches cause Purchaser to incur damages in excess of the amount of the Escrow Funds applied against any such damages), (b) to pay Seller's actual prorated Current Property Taxes, Sales Taxes and Payroll Taxes as contemplated in Sections 3.5, 3.6 and 3.7 hereof, respectively that exceed the amount for which Purchaser previously received credit against the Trans-ferred Assets Purchase Price and/or (c) to reimburse Purchaser for all Gift Certificates and Merchandise Credits redeemed or honored during the Escrow Period in excess of the aggregate amount of $30,000. Notwithstanding anything in this Section
3.8.2 or Sections 3.5, 3.6 or 3.7 to the contrary, Purchaser shall use the Escrow Funds to pay Seller's actual prorated Property Taxes, Sales Taxes and Payroll Taxes in excess of the reserves established therefor unless and until the balance of the Escrow Funds after paying such taxes therefrom is less than $60,000.

          3.8.3 Subject to Sections 3.8.4, 3.8.5 and 3.8.6
hereof, the then remaining balance of each particular Escrow Deposit shall be paid to Seller on the first business day after the later of (i) the expiration of the Escrow Period with respect to such Escrow Deposit, and (ii) the date on which Seller provides the Escrow Agent with written notice that, to the best of its knowledge, there have been no breaches, nor does Seller anticipate any breaches, of any of Seller's representations, warranties, covenants or agreements contained in this Agreement, any Management Agreement, the Service Mark License or in any other document or agreement contemplated hereby or thereby. The distribution of the then remaining balance of the most recently deposited Escrow Deposit (the "Final Escrow Deposit") prior to the date on which Purchaser and Seller provide the Escrow Agent with written notice that the parties have agreed, such agreement not to be unreasonably withheld, that they will not be able to obtain Store Leasehold Consents for any remaining Non-Transferred Leases and Extensions and Store Leasehold Consents for any remaining Non-Extended Short Term Leases, shall be accompanied by a true and correct accounting of all Escrow Funds expended by the Escrow Agent.

          3.8.4 Notwithstanding anything herein to the contrary but subject to Section 3.8.6 hereof, at no time between the Closing and the distribution of the Final Escrow Deposit in accordance with Section 3.8.3 hereof shall the balance of the Escrow Funds be less than $60,000. Notwithstanding anything herein to the contrary, in no event shall the aggregate amount of Escrow Deposits (excluding therefrom all interest earned on any such deposits) exceed $600,000.

          3.8.5 Notwithstanding anything herein to the contrary, an amount of the Escrow Funds equal to the aggregate amount of all claims against the Escrow Funds made by Purchaser shall either be paid to Purchaser or retained by the Escrow Agent until a final determination of the validity of Purchaser's claims is made in accordance with the "Section 3.8 Escrow Agreement" (as hereinafter defined).

          3.8.6 In the event Purchaser and Seller obtain a Store Leasehold Consent with respect to any Store Lease which does not contain all "Essential Estoppel Terms" (as hereafter defined), (i) at the Closing or the applicable Delayed Closing, Seller shall represent and warrant to Purchaser in writing as to each of the Essential Estoppel Terms which are not contained in the Store Leasehold Consent for such Store Lease (which represen-tation and warranty shall survive the Closing or the applicable Delayed Closing and shall expire on the later of the date one year from the Closing Date or the date one year from the last Delayed Closing Date) (the "Estoppel Representations"), and (ii) notwithstanding anything herein to the contrary, at no time between the Closing and the expiration of the Estoppel Represen-tations shall the balance of the Escrow Funds be less than $100,000. For purposes of this Agreement, each of the following shall be deemed an "Essential Estoppel Term": (a) a certification by the applicable lessor that attached to such certification is a true and complete copy of the applicable Store Lease and all amendments, modifications, supplements and assignments thereof and thereto, (b) a certification by the applicable lessor that as of the date of the applicable Store Leasehold Consent, all rental payments, real property taxes and "CAM" and other charges to be paid by the lessee under such Store Lease have been paid in full, and (c) a certification by the applicable lessor that, to the best knowledge of such lessor, such Store Lease is not in default and no event has occurred which, with the passage of time or the giving of notice or both, would constitute a default under such Store Lease.

          3.8.7 For the avoidance of doubt, all interest earned on the Escrow Funds shall inure to the benefit of Seller, provided that all such interest may be disbursed by the Escrow
Agent to satisfy claims in accordance with Section 3.8.2.

     3.9 Consent Funds. Pursuant to Section 2.5.2 hereof, at Closing, Purchaser shall deposit the Consent Funds Initial Deposit (and together with any interest earned on such amount, collectively referred to herein as the "Consent Funds") into an interest bearing account under the exclusive control of the Escrow Agent in accordance with the following terms and conditions:

          3.9.1 Purchaser and Seller shall each pay one-half of thefees and expenses incurred in connection with the manage-ment of the Consent Funds, including, without limitation, the fees and expenses of the Escrow Agent. No portion of the Consent Funds shall be disbursed to Seller or Purchaser at any time except as expressly provided for herein.

          3.9.2 In the event that (i) Seller and Purchaser obtain a Store Leasehold Consent with respect to a Post-Closing Transferred Lease or an Extension with respect to a Non-Extended Short Term Lease (together with the applicable Store Leasehold Consent), and (ii) an amount equal to the Non-Transferred Lease Reduced Amount less the Consent Funds Initial Deposit has previ-ously been paid by Purchaser to Seller in connection with other Post-Closing Transferred Leases or Post-Closing Extended Short Term Leases, then, subject to the terms of this Agreement, the Escrow Agent shall disburse the Consent Funds to Seller in an amount equal to that portion of the Post-Closing Transferred Lease Payment Amount which pertains to the relevant Store.

          3.9.3 Any remaining balance of the Consent Funds shall be paid to Purchaser (accompanied by a true and correct accounting of all Consent Funds so expended) on the first business day after the earlier of (i) the date the Seller and Purchaser agree in writing, such agreement not to be unreasonably withheld, that the parties will not be able to obtain Store Leasehold Consents for any remaining Non-Transferred Leases, and Extensions and Store Leasehold Consents for any remaining Non-Extended Short Term Leases, and (ii) January 15, 1994; provided, however, that notwithstanding the release of any Consent Funds to Purchaser, if Seller is thereafter entitled to payment hereunder of any portion of the Non-Transferred Lease Reduced Amount, such funds shall be paid directly from Purchaser to Seller.

          3.9.4 For the avoidance of doubt, all interest earned on the Consent Funds Initial Deposit shall inure to the benefit of Purchaser.

     3.10 Payment of the Balance of the Transferred Assets Purchase Price (Other Than the Transferred Inventory Purchase Price). Subject to the provisions of Section 3.12 hereof, the balance of the Transferred Assets Purchase Price which is adjusted as provided herein (other than the Transferred Inventory Purchase Price), not paid to Seller or otherwise disbursed in accordance with Sections 3.5 through 3.9 hereof shall be paid by Purchaser to Seller at the Closing by cashier's check or wire transfer.

     3.11 Payment of Transferred Inventory Purchase Price.  The
Transferred Inventory Purchase Price shall be paid (with interest at a rate of 6% per annum from the Closing Date or applicable
Delayed Closing Date until paid) as follows:

          3.11.1 The Transferred Inventory Purchase Price for Inventory which at Closing or applicable Delayed Closing (with respect to Inventory located at Stores) is located in (i) Stores subject to Transferred Leases (including, without limitation, Stores subject to Non-Extended Short Term Leases which are trans-ferred to Purchaser and which are not the subject of a Management Agreement), (ii) Stores subject to Post-Closing Transferred Leases which are not the subject of a Management Agreement, (iii) Stores which have permanently ceased operations in accordance with Section 1.2.4 hereof, or (iv) the Minnesota Warehouse shall be paid upon the later of (a) 90 days from the Closing or appli-cable Delayed Closing or (b) later of the date on which Purchaser and Seller agree in writing as to the characterization of such Inventory as Current Catalog Inventory, Non-Returnable Inventory or Other Inventory or the date on which the "Arbitrator" (as hereafter defined) issues his or her decision in connection therewith; and

          3.11.2    The Transferred Inventory Purchase Price for
Inventory which atClosing is located in all Stores (the "Managed
Stores") subject to Management Agreements (the "Managed Inven-tory") shall be paid as follows:

               3.11.2.1 An amount equal to the lesser of (i) the Transferred Inventory Purchase Price for the Managed Inven-tory (together with interest) or (ii) 50% of the "Gross Sales" (as hereafter defined) realized from the operation of the Managed Stores for the first calendar month immediately succeeding the month (the "Audit Month") during which the Inventory Auditor completes its calculation of the Trans-ferred Inventory Purchase Price.

               3.11.2.2 An amount equal to the lesser of (i) the then remaining unpaid balance of the Transferred Inventory Purchase Price for the Managed Inventory (together with interest) or (ii) 50% of Purchaser's Gross Sales realized from the operation of the Managed Stores for the second calendar month immediately succeeding the Audit Month.

               3.11.2.3 An amount equal to the lesser of (i) the then remaining unpaid balance of the Transferred Inventory Purchase Price for the Managed Inventory (together with interest) or (ii) 25% of the Gross Sales realized from the operation of the Managed Stores during the third calendar month immediately succeeding the Audit Month.

               3.11.2.4  The then unpaid balance of the Trans-
     ferred Inventory Purchase Price for the Managed Inventory
     (together with interest).

               3.11.2.5 For purposes of this Section 3.11.2, the term "Gross Sales" shall mean all revenues realized from the operations of the Managed Stores as reported by Purchaser on its internal sales reports. The payments contemplated by Sections 3.11.2.1, 3.11.2.2 and 3.11.2.3 shall be made within the first ten days of the relevant month and the payment contemplated by Section 3.11.2.4 shall be made within the first ten days of the fourth calendar month immediately succeeding the Audit Month. Notwithstanding anything in this Section 3.11.2 to the contrary, in the event that Purchaser and Seller are unable to agree in writing as to the characterization of the Managed Inventory as Current Catalog Inventory, Non-Returnable Inventory or Other Inventory, no payment of the Transferred Inventory Purchase Price for the Managed Inventory shall be made until the Arbitrator issues his or her decision in connection therewith.


     3.12 Compliance With Bulk Transfer Laws. Notwithstanding anything herein to the contrary, all or any portion of the Trans-ferred Assets Purchase Price may be paid by Purchaser to any creditor of Seller, rather than to Seller, in compliance with all applicable "bulk transfer" laws; provided that (i) Purchaser shall only pay creditors to the extent required by applicable law, and (ii) prior to the making of any such payment, Purchaser shall notify Seller in writing of Purchaser's intention to make said payment and (a) Seller shall have a reasonable opportunity to make alternative arrangements consistent with applicable law with such creditor which arrangements are acceptable to Purchaser in its reasonable discretion, or (b) if Seller disputes the validity or amount of the claim out of which such payment is to be made, the Purchaser and Seller shall make arrangements for determination of the validity and/or amount of such claim consis-tent with applicable law.

     3.13 Recovery of Security Deposits and Releases of Personal Guarantees. Seller shall be permitted to recover (but only from the lessors under the Store Leases) all security deposits, and to cause to be released any and all personal guarantees, previously furnished to the lessors under the Store Leases, provided that such reimbursements and/or releases do not jeopardize or inter-fere in any way with Purchaser's rights under the Store Leases and in no event shall Purchaser be obligated to reimburse Seller for the amount of any such security deposit or to deposit with or pay to the lessor any sums as a result of lessor's refunding to Seller any of said security deposits or releasing any of said personal guarantees. After the Closing and upon expiration of the term (including all renewal options) of the applicable Store Lease, upon the written request of Seller, Purchaser shall pay to Seller any security deposit paid by Seller with respect to such Store Lease which has been refunded by the applicable lessor to Purchaser and which has not been previously refunded to Seller.

     3.14 Transfer of the Store Service Marks. Notwithstanding anything herein to the contrary, in the event that Seller retains possession of and continues to operate any of the Stores after the Closing (the "Retained Stores"), the Store Service Marks shall not be transferred to Purchaser until such time as Seller or its assignee ceases to operate all of the Retained Stores at which time, without the payment of any further consideration to Seller, Seller shall execute and deliver to Purchaser any and all bills of sale and assignments requested by Purchaser to evidence the sale and transfer of the Store Service Marks to Purchaser. With respect to all of the Retained Stores, Seller shall not permit any assignee thereof to use any of the Store Service Marks without the prior written consent of Purchaser.

     3.15 Purchase of Additional Inventory. The consummation of the sale of Additional Inventory to Purchaser shall take place at the offices of MSK on the fifth business day following Seller's closure of one or both of the Additional Stores and Seller's cessation of operations thereat, subject to the satisfaction or waiver in writing by the appropriate party of all conditions set forth in Sections 4 and 5 hereof. As used in this Agreement, the consummation of the purchase and sale of Additional Inventory and the date on which such purchase and sale occurs are included within the terms "Delayed Closing" and "Delayed Closing Date", respectively.


4.   CONDITIONS TO OBLIGATIONS OF PURCHASER.

     Purchaser shall have no obligation to purchase the Trans-ferred Assets or to effect the transactions contemplated by this Agreement unless at or prior to the Closing or the Delayed Closing, as applicable, each of the following conditions is complied with (to the extent applicable to the Transferred Assets which are the subject of the Closing or the applicable Delayed Closing) to the satisfaction of, or waived in writing by,
Purchaser:

     4.1 Completion of Due Diligence Investigation. Purchaser shall have completed the "Due Diligence Investigation" (as here-after defined) to its reasonable satisfaction prior to the dates specified in Section 7.1 below.

     4.2 Liens on Transferred Assets. On or before the Closing and each Delayed Closing, Purchaser shall have received evidence, reasonably satisfactory to Purchaser, that all security inter-ests, liens, pledges, encumbrances, claims, charges, agreements, rights, options, warranties, equities or restrictions ("Liens") on the Transferred Assets so sold and transferred have been released. Notwithstanding anything in this Section 4.2 to the contrary, "evidence, reasonably satisfactory to Purchaser" shall include without limitation, copies of duly executed and recorded UCC termination statements or releases for each secured creditor, who, as indicated on any official or unofficial Lien searches obtained by Purchaser, has a Lien on any of the Transferred Assets so sold and transferred, which termination statements or releases indicate that said Liens have been removed or termin-ated.

     4.3 Damage to Transferred Assets. As of the Closing and each Delayed Closing, there shall have been no material damage to or destruction of the Transferred Assets so sold and transferred, or any portion thereof, and Seller shall not have received any notice of any intended or proposed claim by any person or entity affecting the Transferred Assets so sold and transferred, or any portion thereof.

     4.4 Proceedings. As of the Closing and each Delayed Closing, no claim, investigation, proceeding or litigation, administrative or judicial, shall be threatened or pending for the purpose of enjoining or preventing the consummation of the transactions contemplated by this Agreement or otherwise claiming that this Agreement or the consummation of such transactions is unlawful or would result in a fraudulent conveyance, or which adversely affect the right of Purchaser to retain the Transferred Assets.

     4.5 Transfer Documents. At the Closing and each Delayed Closing, Seller shall have delivered to Purchaser (i) each of the instruments or other items set forth in Sections 3.2 and 3.4 hereof, and (ii) possession of the Transferred Assets so sold and transferred.

     4.6 Service Mark License. In the event the Store Service Marks are not transferred to Purchaser at the Closing in accord-ance with Section 3.14 hereof, at the Closing, Seller shall have executed and delivered to Purchaser a service mark license (the "Service Mark License") substantially in the form of Exhibit C attached hereto.

     4.7 Management Agreement. At the Closing, Seller shall have executed and delivered to Purchaser a management agreement (a "Management Agreement") substantially in the form of either Exhibit D-1 or Exhibit D-2 attached hereto (as applicable) with respect to each of the Stores listed on Schedule 4.7, which Schedule will be created in accordance with Section 7.18.

     4.8 Certificate of Seller. Seller shall have delivered to Purchaser at the Closing and each Delayed Closing a Certificate of the Corporate Secretary of Seller, dated the Closing Date or the applicable Delayed Closing Date, as the case may be, reason-ably acceptable to Purchaser certifying (i) that attached thereto is a true and complete copy of resolutions of the Board of Directors and shareholders of Seller authorizing the sale of the Transferred Assets to Purchaser and the consummation of the transactions contemplated herein, (ii) as to the incumbency and specimen signature of each officer of Seller executing the certificate, this Agreement and the other documents and instru-ments to be delivered pursuant to this Agreement, (iii) that attached thereto are true and complete copies of the Articles of Incorporation and Bylaws of Seller, (iv) that attached thereto is a true and complete copy of a "Good Standing" Certificate of Seller issued by the Secretary of State of the State of Minnesota indicating that Seller is in good standing in the State of Minnesota and said "Good Standing" Certificate shall be dated as of a date no earlier than five business days prior to the Closing Date or the applicable Delayed Closing Date, as the case may be, and (v) that attached thereto are true and complete copies of "Good Standing" Certificates of Seller issued by the Secretaries of State of the States of California, Arizona, Nevada, Utah, North Dakota and Iowa indicating that Seller is qualified to do business in those States as a foreign corporation and is in good standing therein and said "Good Standing" Certificates shall be dated as of a date no earlier than five business days prior to the Closing Date or the applicable Delayed Closing Date, as the case may be.


     4.9 Opinion of Seller's Counsel. At the Closing, Seller shall have delivered to Purchaser the opinion of Snell & Wilmer, substantially in the form attached hereto as Exhibit E.

     4.10 Store Leasehold Consents and Store Leasehold Assign-ments. At or before the Closing, Seller shall have delivered to Purchaser the Store Leasehold Consents, duly executed by Seller and the lessor under each such Store Lease and assignments of said Store Leasehold Interests in substantially the forms attached hereto as Exhibit F (the "Store Leasehold Assignments") for at least a majority of all Stores located in the States of Arizona and California and for at least a total of seven Stores in the States of Iowa, Minnesota and North Dakota. At or before Closing and each Delayed Closing, Seller shall use its best efforts to deliver to Purchaser all other applicable consents of third parties which Purchaser may reasonably request in connec-tion with the assignments of the Store Leasehold Interests.

     4.11 Assignment of Sensormatic Leases. At or before the Closing and each Delayed Closing, Seller shall have delivered to Purchaser consents to the assignment to Purchaser of all Sensor-matic Leases for Sensormatic Equipment located at the Stores, the Store Leasehold Interests of which are being transferred to Purchaser at the Closing or applicable Delayed Closing, and estoppel certificates, in substantially the form attached hereto as Exhibit G, duly executed by the parties to such Sensormatic Leases (collectively, the "Sensormatic Lease Consents"). At or before Closing and each Delayed Closing, Seller shall use its best efforts to deliver to Purchaser all other consents of third parties which Purchaser may reasonably request in connection with the assignments of Seller's interests under the Sensormatic Leases.

     4.12 Assignment of Store Contracts. At or before the Closing and each Delayed Closing, Seller shall have delivered to Purchaser consents to the assignment to Purchaser of all Store Contracts for goods and services affecting the Stores, the Store Leasehold Interests of which are being transferred to Purchaser at the Closing or applicable Delayed Closing and estoppel certi-ficates in substantially the forms attached hereto as Exhibit H, duly executed by the parties to such Store Contracts (collective-ly, the "Store Contract Consents"). At or before Closing and each Delayed Closing, Seller shall use its best efforts to deliver to Purchaser all other consents of third parties which Purchaser may reasonably request in connection with the assign-ments of Seller's interests under the Store Contracts.

     4.13 Third Party Consents. At or before the Closing and each Delayed Closing, Seller shall have delivered to Purchaser all consents and approvals of any third party (including, without limitation, Seller's shareholders), administrative agency or governmental body required by law applicable to Seller in connec-tion with the transactions contemplated by this Agreement, such consents and approvals to be in forms and content reasonably acceptable to Purchaser. Without limiting the generality of the foregoing, at or before the Closing, Seller shall have obtained all governmental consents and approvals required to be obtained by Seller in order to comply with the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR").

     4.14 Escrow Agreements. At the Closing, Seller shall deliver to Purchaser an escrow agreement, duly executed by Seller and Escrow Agent substantially in the form attached hereto as
Exhibit I-1 (the "Section 3.8 Escrow Agreement") and an escrow agreement duly executed by Seller and Escrow Agent substantially in the form attached hereto as Exhibit I-2 (the "Section 3.9 Escrow Agreement").

     4.15 Entry Devices. At the Closing, Seller shall have delivered to Purchaser all keys, combinations to locks and security codes for all security systems (collectively, the "Entry Devices") relating to those Stores, possession of which are being delivered to Purchaser at the Closing. At each Delayed Closing, Seller shall have delivered to Purchaser all Entry Devices relating to the Store which is the subject of such Delayed Closing and of which possession was not already delivered to Purchaser at the Closing.

     4.16 Compliance with Bulk Transfer Laws. Seller, to the extent applicable to a seller of assets, shall have complied with all applicable bulk transfer laws.

     4.17 Auditors' Confirmation. At or before the Closing, Purchaser shall have received written confirmation from its auditors (the "Auditors"), which confirmation shall be in form and substance reasonably acceptable to Purchaser and shall provide that either (i) Purchaser will not be required to disclose or include in any filing with the Securities and Exchange Commission ("SEC") or disseminate to the public separate financial statements or financial information of, related to or with respect to any of the Transferred Assets or Purchaser's financial statements or financial information containing such financial statements or financial information for the Transferred Assets, or (ii) Seller's books and records are in such condition that, in the reasonable opinion of the Auditors, it would be possible to prepare all audited and unaudited financial state ments and financial information of, related to or with respect to any of the Transferred Assets which may be required to be prepared by any federal securities law or any rule or regulation promulgated by the SEC and to be filed with the SEC or dissemin-ated to the public.

     4.18 Accuracy of Representations and Warranties. The representations and warranties of Seller made herein shall be true in all respects as of the date hereof and as of the Closing and each Delayed Closing as if each were made again at such time, and Seller shall have complied with and performed each and every of the covenants and agreements set forth in this Agreement to be performed by Seller at or before the Closing and each Delayed Closing.

     4.19 Failure of Delayed Closing. Notwithstanding anything herein to the contrary, in no event shall the failure to consum-mate the transactions contemplated at any Delayed Closing due to the failure of any of the conditions precedent to such Delayed Closing set forth in this Section 4 affect in any way the trans-actions consummated at the Closing, or any prior or subsequent Delayed Closing.


5.   CONDITIONS TO OBLIGATIONS OF SELLER.

     Seller shall have no obligation to sell the Transferred Assets to Purchaser or to effect the transactions contemplated by this Agreement unless at or prior to the Closing and each Delayed Closing, as applicable, each of the following conditions is complied with (to the extent applicable to the Transferred Assets which are the subject of the Closing or the applicable Delayed Closing) to the satisfaction of, or waived in writing by, Seller:

     5.1 Payment of Transferred Asset Purchase Price. At or before the Closing, Purchaser shall have paid the Transferred Assets Purchase Price (as adjusted) (other than the Transferred Inventory Purchase Price) in accordance with the provisions of Sections 2 and 3 hereof. At or before each Delayed Closing, Purchaser shall have paid the Post-Closing Transferred Lease Payment Amount in accordance with the provisions of Sections 2 and 3 hereof.

     5.2 Proceedings. As of the Closing and each Delayed Closing, no claim, investigation, proceeding or litigation, administrative or judicial, shall be threatened or pending for the purposes of enjoining or preventing the consummation of the transactions contemplated in this Agreement or otherwise claiming that this Agreement or the consummation of such transactions is unlawful or would result in a fraudulent conveyance.

     5.3 Management Agreement. At the Closing, Purchaser shall have executed and delivered to Seller a Management Agreement substantially in the form of either Exhibit D-1 or Exhibit D-2 attached hereto (as applicable) with respect to each of the Stores listed on Schedule 4.7.

     5.4 Certificate of Purchaser. Purchaser shall have delivered to Seller at the Closing and each Delayed Closing a Certificate of the Corporate Secretary of Purchaser, dated the Closing Date or the applicable Delayed Closing Date, as the case may be, reasonably acceptable to Seller certifying (i) that attached thereto is a true and complete copy of resolutions of the Board of Directors of Purchaser authorizing the purchase of the Transferred Assets by Purchaser and the consummation of the transactions contemplated herein, (ii) as to the incumbency and specimen signature of each officer of Purchaser executing the certificate, this Agreement and the other documents and instru-ments to be delivered by Purchaser pursuant to this Agreement,
(iii) that attached thereto are true and complete copies of the Certificate of Incorporation and Bylaws of Purchaser, (iv) that attached thereto is a true and complete copy of a "Good Standing" Certificate of Purchaser issued by the Secretary of State of the State of Delaware indicating that Purchaser is in good standing in the State of Delaware and said "Good Standing" Certificate shall be dated as of a date no earlier than five business days prior to the Closing Date or the applicable Delayed Closing Date, as the case may be, and (v) that attached thereto is a true and complete copy of a "Good Standing" Certificate of Purchaser issued by the Secretary of State of the State of California indicating that Purchaser is qualified to do business in the State of California and is in good standing, and said "Good Standing" Certificate shall be dated as of a date no earlier than five (5) business days prior to the Closing Date or the applica-ble Delayed Closing Date, as the case may be.

     5.5  Opinion of Purchaser's Counsel.  At the Closing,
Purchaser shall have delivered to Seller the opinion of Mitchell, Silberberg & Knupp, substantially in the form attached hereto as Exhibit J.

     5.6 Store Leasehold Assignments and Store Leasehold Consents. At or before the Closing, Purchaser shall have delivered to Seller the Store Leasehold Assignments and Store Leasehold Consents duly executed by Purchaser for those Store Leases for which Seller delivers Store Leasehold Assignments duly executed by Seller and Store Leasehold Consents duly executed by Seller and the applicable lessor pursuant to Section 4.10 hereof.

     5.7 Assignment of Sensormatic Leases. At or before the Closing and each Delayed Closing, Purchaser shall have delivered to Seller acceptances of the assignments of all Sensormatic Leases for which Seller delivers to Purchaser assignments thereof pursuant to Section 4.11 hereof, duly executed by Purchaser.

     5.8 Assignment of Store Contracts. At or before the Closing and each Delayed Closing, Purchaser shall have delivered to Seller acceptances of the assignment of all Store Contracts for which Seller delivers to Purchaser assignments thereof pursuant to Section 4.12 hereof, duly executed by Purchaser.

     5.9 Escrow Agreements. At or before the Closing, Purchaser shall deliver to Seller counterpart copies of the Section 3.8
Escrow Agreement and the Section 3.9 Escrow Agreement, duly executed by Purchaser.

     5.10 Compliance with Bulk Transfer Laws. Purchaser, to the extent applicable to a purchaser of assets, shall have complied with all applicable bulk transfer laws.


     5.11 Third Party Consents. At or before the Closing and each Delayed Closing, Purchaser shall have delivered to Seller all consents and approvals of any third party, administrative agency or governmental body required by law applicable to Purchaser which are to be obtained by Purchaser, and all consents and approvals of any third party pursuant to any contract or agreement to which Purchaser is a party or is bound immediately prior to the Closing or the applicable Delayed Closing, in connection with the transactions contemplated by this Agreement, such consents and approvals to be in forms and content reasonably acceptable to Seller. Without limiting the generality of the foregoing, at or before the Closing, Purchaser shall have obtained all governmental consents and approvals required to be obtained by Purchaser in order to comply with HSR.

     5.12 Accuracy of Representations and Warranties. The representations and warranties of Purchaser made herein shall be true in all respects as of the date hereof and as of the Closing and each Delayed Closing as if each were made again at such time and Purchaser shall have complied with and performed each and every of the covenants and agreements set forth in this Agreement to be performed by Purchaser at or before the Closing and each Delayed Closing.

     5.13 Failure of Delayed Closing. Notwithstanding anything herein to the contrary, in no event shall the failure to consum-mate the transactions contemplated at any Delayed Closing due to the failure of any of the conditions precedent to such Delayed Closing set forth in this Section 5 affect in any way the trans-actions consummated at the Closing, or any prior or subsequent Delayed Closing.


6.   REPRESENTATIONS AND WARRANTIES.

     6.1 Seller represents, warrants and covenants to Purchaser that:

          6.1.1     Absence of Conflict.  Except as disclosed on
Schedule 6.1.1 attached hereto, the execution and delivery of this Agreement, the Service Mark License and any Management Agreement and the consummation of the transactions contemplated hereby and thereby (i) do not and will not result in the breach of any of the terms or conditions of, or constitute a default under, any contract, agreement, lease, commitment, indenture, mortgage, note, security interest, bond, license, pledge, encum-brance, Lien, claim, charge, right, option or other instrument or obligation to which Seller is now a party or by which any item of the Transferred Assets may be bound or affected; (ii) to the best knowledge of Seller, do not and will not violate any law, stat-ute, ordinance, rule or regulation of any administrative agency or governmental body, or any order, writ, injunction, judgment or decree of any court, administrative agency or governmental body binding on Seller, or any decision or finding of any arbitration panel binding upon Seller or any of the Transferred Assets; (iii) do not require the consent, authorization or approval of any third person or administrative agency or governmental body to which Seller is subject.

          6.1.2 Corporate Existence and Authority. Seller is a corporation duly organized, validly existing and in good stand-ing under the laws of the State of Minnesota, is authorized to transact business in each of the States of Arizona, California, Iowa, Nevada, North Dakota and Utah and has full corporate power and authority to own its assets and to carry on its business as it is now being conducted. This Agreement has been duly executed and delivered by Seller and constitutes its valid and legally binding agreement and obligation, except to the extent that enforceability may be limited by applicable bankruptcy, insolv-ency or similar laws affecting the enforcement of creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a court of law or equity). This Agreement, the Service Mark License and any Management Agreement and their performance by Seller have been duly authorized by all requisite corporate action of Seller. Seller has the full power, right, legal capacity and authority to make, execute and deliver this Agree-ment, the Service Mark License and any Management Agreement and to perform their obligations hereunder. The shareholders, beneficially and of record, of Seller are Mary Ann Levitt, Thomas
I. Levitt and Janet Levitt.

          6.1.3     Material Agreements.  Except as disclosed on
Schedule 6.1.3 and except for the Store Leases, the Sensormatic Leases and the Store Contracts, Seller is not a party to or bound by any material contract, lease, agreement, covenant, license or instrument or commitment, written or oral, affecting or purport-ing to affect any of the Transferred Assets which will continue to so affect such Transferred Assets after the Closing or the applicable Delayed Closing, as the case may be.

          6.1.4     Litigation.  Except as disclosed on Schedule
6.1.4 attached hereto (the "Existing Litigation"), there are no actions, suits, proceedings (administrative or otherwise), arbitrations, investigations pending, or to the best of Seller's knowledge, threatened against or adversely affecting any of the Transferred Assets, or Seller, at law or in equity, in any court or before any federal, state, municipal or other governmental department, commission, bureau, board, agency or instrumentality (including, but not limited to, the National Labor Relations Board), or before any arbitration panel, and to the best of Seller's knowledge, there are no facts or circumstances which could form the basis for any such actions, suits, proceedings, arbitrations or investigations.

          6.1.5 Taxes. Seller has duly and timely filed (i) all federal and state income, profits, franchise, sales, use, occupation, employment, and other tax returns and reports, (ii) all federal, state, county and local property tax returns and reports, and (iii) to the best knowledge of Seller, all county and local income, profits, franchise, sales, use, occupation, employment, and other tax returns and reports, required to have been filed by it, up to and including the date hereof; and Seller has paid all taxes due and payable, all assessment notices, and all other taxes, governmental charges, penalties, interests and fines due and payable by it, on or before the date hereof. There are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any charges or deficiencies by, or the assessment of any tax or deficiency against Seller. Seller is presently current in its employee payroll taxes. Seller has duly withheld from each payment made to each person from whom such withholding is required by law the amount of all taxes or other sums (including, but not limited to, United States federal income taxes, any applicable state or municipal income tax, disability tax and Federal Insurance Contribution Act taxes) required to be withheld therefrom and has paid the same to the proper tax receiving officers prior to the due date thereof.

          6.1.6 Title to Transferred Assets. When the Transferred Assets are sold, assigned and delivered to Purchaser in accordance with this Agreement at the Closing and each Delayed Closing, as applicable Purchaser will receive, good and market-able title to the Transferred Assets, free and clear of all Liens.

          6.1.7     Store Lease Defaults.  Except as disclosed on
schedule 6.1.7 attached hereto, as to each of the Store Leases, to the best knowledge of Seller, Seller is not, and no other party to such lease is, in default with respect to any material term or condition thereof, nor has any event occurred which through the passage of time or the giving of notice, or both, could constitute a default thereunder, or could give a party thereto the right to accelerate the performance of any obligation thereunder, or excuse any party from the performance of any obligation thereunder, or could cause the creation of a Lien on any of the Transferred Assets. Except as disclosed on Schedule
6.1.7 attached hereto and in the Store Lease and pursuant to any local laws granting to Lessor a landlord's lien, to the best knowledge of Seller, the lessor under each Store Lease has no charge, Lien, claim, defense or offset of any kind under such lease or otherwise against Seller or the Transferred Assets.

          6.1.8 Sensormatic Lease and Store Contracts Defaults. Except as described on Schedule 6.1.8 attached hereto, as to each Sensormatic Lease and each Store Contract, to the best knowledge of Seller, Seller is not, and no other party to such contract is, in default with respect to any material term or condition thereof, nor has any event occurred which through the passage of time, or the giving of notice, or both, could consti-tute a default thereunder, or could give any party thereto the right to accelerate the performance of any obligation thereunder or excuse any party from the performance of any obligation thereunder, or could cause the creation of a Lien on any of the Transferred Assets. Except as provided in the Sensormatic Leases and the Store Contracts, to the best knowledge of Seller, the parties to the Sensormatic Leases and the Store Contracts (other than Seller) have no charge, Lien, claim, defense or offset of any kind under any of the Sensormatic Leases or the Store Contracts, as the case may be, or otherwise against Seller or, the Transferred Assets.

          6.1.9 Physical Condition of Stores and F, F & E. Except as described on Schedule 6.1.9 attached hereto, to the best knowledge of Seller, all of the Stores and the F, F & E, including, without limitation, the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, and other systems or facilities included therein, are in good operating condition and repair and structurally sound with no known defects other than those readily observable during the Due Diligence Investigation. Seller has provided Purchaser with copies of all written evidence which Seller has in its possession regarding any such defects (irrespective of whether such defects are readily observable during the Due Diligence Investigation). To the best knowledge of Seller, all of the Stores, the Store Real Property, the Shopping Centers and all of the F, F & E are free from any and all Polluting Substances.

          6.1.10    Store Compliance with Laws.

               6.1.10.1 To the best knowledge of Seller, none of the Stores or the Shopping Centers, nor the use or occupancy of the Stores or of the Shopping Centers is in violation of any building, zoning, land use or other law, ordinance, code, rule or regulation, and Seller has not received any notice from any governmental or regulatory body or other person or entity asserting any violation of any such law, ordinance, code, rule or regulation or requiring any work, repairs, construction, alterations or installations on or in connection with said property which has not been complied with. To the best knowledge of Seller, the continued use, occupancy and operation of the Stores and the Shopping enters as currently used, occupied and operated, does not constitute a non-conforming use under any law. Seller does not have any knowledge of any pending or anticipated change in any real property law which could have a material adverse effect upon ownership, alteration, use, occupancy or opera-tion of the Stores or the Shopping Centers or any portion thereof. Seller is not a party to any dispute with any governmental authority having jurisdiction over any of the Stores regarding the application of any real property law to such property.

               6.1.10.2 All certificates of occupancy, permits, licenses, franchises, approvals and other authorizations of all governmental authorities having jurisdiction over the Stores, and from all insurance companies and fire rating or other simiar boards and organizations, required to have been issued to Seller or the lessors under the Store Leases to enable the Stores to be lawfully occupied and used for all of the purposes for which they are occupied and used (col-lectively, the "Occupancy Certificates and Permits") have been lawfully issued and, to the best knowledge of Seller, are in full force and effect as of the date hereof. Seller has not received or been informed by any third party of the receipt by it of any notice from any governmental authority having jurisdiction over the Stores or any applicable insurance companies and/or fire rating or similar boards or organizations threatening a suspension, revocation, modifi-cation or cancellation of any Occupancy Certificates and Permits and to the best of the knowledge of Seller there is no basis for the issuance of any such notice or the taking of any such action.

               6.1.10.3 To the best knowledge of Seller, the Stores are not in violation of any federal, state or local law, ordinance or regulation in regard to industrial hygiene or occupational safety or to the environmental conditions on, under, above or about the Stores, the Store Real Proper-ty or the Shopping Centers, including, without limitation, soil and ground water conditions. Except as described on
     Schedule 6.1.10.3 attached hereto, Seller has not and, to the best of Seller's knowledge, no third party has, used, generated, manufactured, stored or disposed of on, under, above, or about the Stores, the Store Real Property, or the Shopping Centers, or transported to or from the Stores and said real property, any Polluting Substances, other than in compliance with all applicable federal, state and local laws and ordinances and regulations.

               6.1.10.4  To the best knowledge of Seller, no
     employee or other third party has claimed in writing to have suffered from "sick building" syndrome as a result of having been in any of the Stores.

          6.1.11    Inventory.  Each item of Inventory is unused
(except for non-promotional play copies).

          6.1.12 Offices and Places of Business. Since its incorporation Seller has not established any offices or places of business outside of the States of Arizona, California, Iowa, Minnesota, Nevada, North Dakota, Utah, South Dakota, Illinois, Nebraska, Colorado and Oklahoma and has not done business under any name other than "The Record Shop, Inc.," "Record Shop," "Paradise Music" or "Record Store"; and Schedule 1.2.5 attached hereto, sets forth all Store Trade Names. For purposes of applicable bulk transfer law, Seller's chief executive office is in the State of California.


          6.1.13 Employee Obligations. As of the Closing Date and each Delayed Closing Date, Seller will not be in breach of or default under any undertakings or obligations, including, without limitation, the salaries and other payments (including, without limitation, severance pay, vacation pay, sick pay, back pay, health insurance, worker's compensation and other benefits) due to or for the account of Seller's employees and agents pursuant to any oral, written or implied contracts or otherwise.

          6.1.14 Labor Agreements. There are no union, labor or collective bargaining agreements or contracts, whether oral, written or implied, pertaining to or affecting the business of Seller or any employment agreements, written or (to the best knowledge of Seller) oral, with any employee of Seller or of any other persons or entities performing services in connection with the operation or maintenance of the Transferred Assets. To the best knowledge of Seller, there is no labor organization which has the right to, or claims to have the right to, represent any employee of Seller or any other person performing services in connection with the operation or maintenance of the Transferred Assets. Seller has heretofore or concurrently herewith delivered to Purchaser true and complete copies of its credit policies and credit data with respect to its customers and all of its employee manuals, handbooks, policies and benefits. All such policies are in full force and effect, have not been amended or modified in any respect whatsoever, and have been followed in all material respects by Seller. Since the commencement of opera-tions of Seller there has not been any strike, work stoppage, interruption, slow-down or other occurrence, event or similar labor disturbance in connection with the operation of Seller's business, and, to the best knowledge of Seller, no strike, work stoppage, interruption, slow-down or other such occurrence, event, condition, or disturbance is threatened.

          6.1.15 ERISA. Except as described on Schedule 6.1.15, Seller is not a party to, nor is required to make employer contributions to, any "employee pension benefit plan" (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or any "employee welfare benefit plan" (within the meaning of Section 3(1) of ERISA) or any other pension, profit sharing, retirement, deferred compensation, bonus, stock purchase, severance, hospi-talization, medical insurance, life insurance or other employee benefit plan, agreement, arrangement or understanding maintained for the benefit of employees involved in the management or operation of its business.

          6.1.16    Employee Claims.  Except as described on
Schedule 6.1.16 attached hereto, Seller has not received written notice of any workers' compensation, unemployment, discrimination or overtime claim; to the best knowledge of Seller, Seller is not in violation or alleged violation, and has not received any written notice of any alleged violation, committed any act or omitted to perform any act which upon the passage of time will cause it to be in violation of, any applicable federal, state, local or foreign law, ordinance, regulation, order, judgment, injunction, award, decree, license, permit, authorization or other requirement of any governmental or regulatory body, law enforcement agency or organization, court or arbitrator, including, without limitation, any federal, state or local laws, ordinances, regulations or requirements relating to the pollution or protection of the environment.

          6.1.17 Accuracy and Completeness of Documents. The copies of the Store Leases, the Sensormatic Leases, the Store Contracts, the Occupancy Certificates and Permits, the Schedule of Original Costs, the Schedule of Gift Certificates and Merchan-dise Credits, the Revenue Schedule, the Payroll Tax Schedule and the "Financial Statements" (as hereafter defined) provided to Purchaser or the Auditors, as the case may be, are (or when delivered will be) true, correct, complete and accurate. None of the Store Leases, Sensormatic Leases, Store Contracts or Occupan-cy Certificates and Permits have been amended (except pursuant to amendments, copies of which have been delivered to Purchaser), or revoked and they represent binding and enforceable agreements against the parties thereto.

          6.1.18 Gift Certificates and Merchandise Credits. As of the Closing Date or the applicable Delayed Closing Date, all Gift Certificates and Merchandise Credits will have been issued by Seller consistent with Seller's past practices and in the ordinary course of its business.

          6.1.19 Fiscal Year of Seller. Seller's fiscal year ends March 31.

          6.1.20 Absence of Change. As of the Closing Date and each Delayed Closing Date, no event has occurred or failed to occur subsequent to Purchaser's inspection of the Transferred Assets and the Stores which has materially and adversely affected any of the Transferred Assets or the Stores exclusive of changes in industry and general economic conditions.

          6.1.21 Misstatement or Omission of Material Facts. No representation or warranty by Seller in this Agreement or in any document, agreement, instrument, certificate, exhibit or schedule attached hereto or delivered pursuant hereto contains any untrue statement of a material fact or omits to state any facts necessary to make the statements or facts contained herein or therein not misleading.

     6.2 Purchaser represents, warrants and covenants to Seller that:

          6.2.1     Absence of Conflicts.  Except as disclosed on
Schedule 6.2 attached hereto, the execution and delivery of this Agreement, the Service Mark License, and any Management Agreement by Purchaser and the consummation of the transactions contemplat-ed hereby to be performed by Purchaser (i) do not and will not result in the breach of any of the terms or conditions of, or constitute a default under, any contract, agreement, lease, commitment, indenture, mortgage, note, security interest, bond, license, pledge, encumbrance, lien, claim, charge, right, option or other instrument or obligation to which Purchaser is now a party; (ii) to the best knowledge of Purchaser, do not and will not violate any law, statute, ordinance, rule or regulation of any administrative agency or governmental body to which Purchaser is subject, or any order, writ, injunction, judgment or decree of any court, administrative agency or governmental body binding upon Purchaser, or any decision or finding of any arbitration panel binding upon Purchaser; (iii) do not require the consent, authorization or approval of any third person or administrative agency or governmental body to which Purchaser is subject.

          6.2.2 Corporate Existence and Authority. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is authorized to transact business in the State of California and has full corporate power and authority to own its assets and to carry on its business as it is now being conducted. This Agreement has been duly executed and delivered by Purchaser and constitutes its valid and legally binding agreement and obligation, except to the extent that enforceability may be limited by applicable bankrupt-cy, insolvency or similar laws affecting the enforcement of creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforce-ment is sought in a court of law or equity). This Agreement, the Service Mark License and any Management Agreements and their performance by Purchaser have been duly authorized by all requisite corporate action of Purchaser. Purchaser has the full power, right, legal capacity and authority to make, execute and deliver this Agreement, the Service Mark License and any Manage-ment Agreements and to perform their obligations hereunder.

          6.2.3     Misstatement or Omission of Material Fact.
No representation or warranty by Purchaser in this Agreement or in any document, agreement, instrument, certificate, exhibit or schedule delivered pursuant hereto contains any untrue statement of a material fact or omits to state any facts necessary to make the statements or facts contained herein or therein not misleading.

     6.3  Accuracy on Closing Date and each Delayed Closing Date.

Each of the representations and warranties by Purchaser and Seller set forth in this Agreement and in any document, agree-ment, instrument, certificate, exhibit or schedule referred to herein or delivered pursuant hereto shall be deemed renewed and made again at the Closing and each Delayed Closing (if applicable to the Transferred Assets which are the subject of such Delayed Closing) as if made at such times, and subject to Section 6.4 hereof, shall survive the Closing and each Delayed Closing and any investigation conducted by or on behalf of the parties hereto whether before or after the Closing Date or each Delayed Closing Date, including, but not limited to, the investigations and audits contemplated by Section 7.1 hereof.

     6.4 Limitations on Representations and Warranties. When a representation and warranty is qualified by the phrase "to the best of Seller's knowledge" or words of similar import, such phrase shall mean the representation or warranty is made to the best knowledge of Seller's officers and directors with due review of Seller's books, records and files. The representations and warranties of Seller in Section 6.1 and of Purchaser in Section
6.2 shall survive for a period of one (1) year following the Closing or the applicable Delayed Closing. Notwithstanding the immediately preceding sentence, with respect to those representa-tions and warranties of Seller which relate to unpaid sales, use, personal property, payroll and other taxes and violations of laws or compliance with laws for which Purchaser may have "successor liability" to a third party, such representations and warranties shall survive until the later of (i) the first anniversary of the Closing or applicable Delayed Closing or (ii) the expiration of the applicable statute of limitations.


7.   ADDITIONAL COVENANTS.

     7.1  Purchaser's Due Diligence Investigation.

          7.1.1 Seller acknowledges that Purchaser has conducted, and intends to conduct, at Purchaser's expense, investigations concerning Seller and its assets, liabilities, financial condition, business and affairs, the Transferred Assets and all other matters reasonably related to the transactions contemplated by this Agreement, including, without limitation,
(i) one or more physical inspections of the Stores, F, F & E, Sensormatic Equipment and Inventory, (ii) a review of all books, records, agreements, documents and other materials and informa-tion reasonably related to the transactions contemplated by this Agreement, including, without limitation, all Store Leases, the Sensormatic Leases and Store Contracts (collectively, the "Due Diligence Materials"), (iii) an environmental audit of the Stores and the Store Real Property regarding the presence of unlawful hazardous materials under or within the Stores, the Store Real Property or the common areas of the Shopping Centers (to the extent permitted by the Store Leases), (iv) an environmental audit of the Stores and the Store Real Property regarding the presence of asbestos under or within the Stores, the Store Real Property or the common areas of the Shopping Centers (to the extent permitted by the Store Leases), and (v) a determination that Purchaser will not have any "successor liability" for any debts, obligations and liabilities of Seller (other than the Assumed Obligations) (collectively, the "Due Diligence Investi-gation").

          7.1.2 Prior to Closing, and thereafter with respect to any of the Transferred Assets the sale of which is consummated at a Delayed Closing, Seller agrees to cooperate fully with all such investigations conducted by or on behalf of Purchaser hereunder, and shall provide Purchaser and its authorized representatives with reasonable access (a) to all Stores, Store Real Property, Sensormatic Equipment, F, F & E and Inventory, (b) to all Due Diligence Materials, and (c) to all employees, agents, attorneys and accountants of Seller. In addition, subject to
Section 7.1.3 hereof, Seller shall furnish to Purchaser such financial information, operating data and other information concerning Seller's operations as Purchaser may reasonably request from time to time. Purchaser acknowledges that it has completed its due diligence review of the Store Leases (other than those documents and agreements relating to the Store Leases which have not, as of the date hereof, been provided to Purchas-er, and which are listed in that certain letter from Gregory A. Fisher to John Hatherley dated April 7, 1993 (the "Letter Documents")) and has completed a "walk through" inspection of the Stores (including an inventory of the F, F & E). Purchaser further acknowledges that it has notified Seller of all of Purchaser's objections to the conditions it has discovered as part of such "walk through" inspection and review of the Store Leases (other than the Letter Documents). Purchaser shall complete its due diligence review of the Letter Documents, any Sensormatic Leases and Store Contracts not delivered to Purchaser prior to the date hereof (the "Undelivered Documents") and any of "Seller's Schedules" (as hereafter defined) which are contem-plated by this Agreement to be delivered by Seller to Purchaser prior to or on the date hereof but which have not been delivered to Purchaser as of the date hereof (the "Undelivered Seller's Schedules"), within three weeks after delivery to Purchaser of the Letter Documents, the Undelivered Documents and the Undeli-vered Seller's Schedules, respectively, at which time Purchaser shall notify Seller whether Purchaser objects to any of the conditions it discovered as part of its review of the Letter Documents, the Undelivered Documents and the Undelivered Seller's Schedules, provided, however, Seller acknowledges that all environmental audits conducted pursuant to this Section 7.1 shall be concluded as expeditiously as possible, but may not be completed prior to the Closing or applicable Delayed Closing. Subject to Section 7.1.3 hereof, in the event Purchaser notifies Seller within the periods specified above of any objections to the conditions it discovers as part of the Due Diligence Investi-gation, Seller shall have right, but not the obligation, to cure such objections to Purchaser's reasonable satisfaction prior to Closing. In the event Seller fails to so cure all such objec-tions prior to Closing, notwithstanding anything to the contrary in this Agreement, Purchaser shall not be obligated to purchase any Sensormatic Lease or Store Contract which is the subject of such uncured objections, or to purchase the Store Leasehold Interests, or any Inventory, F, F & E, Sensormatic Leases, Store Contracts, Sensormatic Equipment or Plans related to, or located in, the Stores subject to such Store Leasehold Interests, and the Base Purchase Price shall be reduced in accordance with Section
2.5 hereof, with respect to all Stores which are the subject of such uncured objections. Failure by Purchaser to object based on its Due Diligence Investigation within the periods specified above, shall be deemed to be Purchaser's acknowledgement that the conditions set forth in Section 4.1 hereof have been met.

          7.1.3 Notwithstanding anything to the contrary contained in this Agreement, commencing as soon as practicable after the date hereof and continuing until the Closing or the applicable Delayed Closing, Purchaser shall have the right to review Seller's relevant books and records solely for the purposes of verifying the accuracy of (i) Seller's representa-tions and warranties contained in this Agreement, and (ii) Seller's Schedules, the schedule of personal property taxes to be delivered by Seller to Purchaser pursuant to Section 3.5 hereof (the "Personal Property Tax Schedule"), the schedule of sales taxes to be delivered by Seller to Purchaser pursuant to Section
3.6 hereof (the "Sales Tax Schedule"), and the schedule of employee payroll taxes to be delivered by Seller to Purchaser pursuant to Section 3.7 hereof (the "Employee Payroll Tax Schedule"). In the event Purchaser notifies Seller of any material objections to the accuracy of the information set forth on Seller's Schedules, the Personal Property Tax Schedule, the Sales Tax Schedule or the Employee Payroll Tax Schedule, or any material breaches of Seller's representations and warranties it has discovered as part of such review, Seller shall have the right, but not the obligation, to cure the same to the reasonable satisfaction of Purchaser within a reasonable time after such notification by Purchaser. In the event Seller fails to so cure such objections to Purchaser's reasonable satisfaction within the specified time period, Purchaser shall have the right to termi-nate this Agreement.

          7.1.4 After the Closing and each applicable Delayed Closing, Purchaser may conduct an audit of the Revenue Schedule, the Schedule of Original Costs and the Schedule of Gift Certifi-cates and Merchandise Credits. Seller agrees to fully cooperate with Purchaser and its authorized representatives in connection with such audits and to give Purchaser and its representatives reasonable access to all of the books and records of Seller in order to permit Purchaser to conduct such audits.

     7.2 Store Leasehold Consents. Seller shall take all actions reasonably necessary to obtain the Store Leasehold Consents from each of the lessors under the Store Leases in substantially the form attached hereto as Exhibit A; provided, however, that (a) obtaining the Store Leasehold Consents in the attached form shall not be a condition to the Closing or any Delayed Closing and Purchaser shall be obligated to purchase any Store Leasehold Interest, and any Inventory (to the extent not previously transferred to Purchaser), F, F & E, Sensormatic Leases, Store Contracts or Plans related to, or located in, the Store subject to such Store Leasehold Interest, in the event that
(i) the applicable lessor executes and delivers a Store Leasehold Consent in accordance with Section 2.5.1.1 hereof, and (ii) Purchaser would otherwise be required to purchase the applicable Store Leasehold Consent pursuant to the terms of this Agreement, and (b) Seller shall not be required to commence litigation in order to obtain such Store Leasehold Consents. Purchaser may also attempt to renegotiate the Store Leases with the various lessors thereunder and Seller agrees to cooperate with Purchaser in requesting such changes; provided, however, that this trans-action is only contingent on Purchaser renegotiating the terms of the Store Leases with respect to the Essential Provisions and Purchaser shall not condition its request for consent to assignment of a Store Lease on any terms which are not Essential Provisions or communicate to any lessor that this transaction is contingent on lessor's agreement to renegotiateits Store Lease with respect to any terms which are not Essential Provisions. Notwithstanding the foregoing, the parties acknowledge and agree that Purchaser shall attempt to obtain the Store Leasehold Consents as well as non-disturbance agreements from the lessors' secured lenders on behalf of Seller (provided that obtaining any or all of said non-disturbance agreements shall not be a condition of the Closing or any Delayed Closing) by delivering a letter to the relevant lessor requesting the Store Leasehold Consents (and any changes or modifications to the Store Lease which Purchaser may desire) and the non-disturbance agreements; provided, however, that Seller shall approve all correspondence and written materials transmitted by Purchaser to the lessors before the same are transmitted, such approval not to be unreasonably withheld. Purchaser agrees to provide Seller with at least 48 hours notice prior to Purchaser's initial meeting with any lessor in connection with the negotiation of any store Leasehold Consent in order to provide Seller with the opportunity to participate in such meeting. Purchaser shall be under no obligation to give Seller any notice of any subsequent meetings with said lessors. Purchaser shall act reasonably and profes-sionally in its written and oral communications with all lessors and in a manner designed to secure the lessor's consent to this transaction. Purchaser also agrees to pay all of the costs of the lessors under the Store Leases in connection with obtaining the Store Leasehold Consents (the "Lessor Costs") and renegotiate the Store Leases, provided that the Lessor Costs in connection with obtaining the Store Leasehold Consents shall not exceed $2,000 for any Store or $30,000 in the aggregate. In the event that in connection with obtaining any Store Leasehold Consents, the Lessor Costs exceeds $2,000 (or exceeds $30,000 in the aggregate) and Purchaser elects not to pay the additional cost, the related Store Leasehold Interest shall not be deemed to be included within the Transferred Assets (resulting in an appropri-ate reduction in the Transferred Assets Purchase Price) unless Seller elects to pay, and in fact pays, all Lessor Costs with respect to such Store Leasehold Consents in excess of $2,000 per Store Lease (or in excess of $30,000 in the aggregate).

     7.3 Consents to Assignment of Sensormatic Leases and Store Contracts. Seller shall take all actions reasonably necessary obtain from each of the other parties to the Sensormatic Leases and the Store Contracts (i) the consents to the assignment of all Sensormatic Leases and Store Contracts to Purchaser and (ii) estoppel certificates, dated the Closing Date, in substantially the forms attached hereto as Exhibits G and H; provided, however, that Seller shall not be required to commence litigation in order to obtain such documents.

     7.4 Tax Liability Releases. Seller will cooperate fully with Purchaser as reasonably requested by Purchaser in connection with obtaining all relevant releases from appropriate federal, state and/or municipal taxing authorities whereby Purchaser is released from any and all liability for unpaid Current Property Taxes, Sales Taxes and Payroll Taxes (collectively, the "Tax Liability Releases").

     7.5 Operation of Seller's Business. Without prior written consent of Purchaser, Seller shall not sell, lease, abandon, assign, transfer, license, use or otherwise dispose of any item of the Transferred Assets; or enter into any contracts, agree-ments, understanding or transaction other than in the ordinary course of Seller's business; or commit any act which would result in the failure or breach of Seller's representations and warran-ties made herein, or which would render any of them untrue, or which would or may diminish the value of the Transferred Assets to Purchaser. Without limiting the generality of the foregoing, Seller shall not amend, modify, supplement, terminate or rescind any of the Store Leases, Sensormatic Leases or Store Contracts, without the prior written consent of Purchaser. Notwithstanding the foregoing, Purchaser hereby consents to the sale by Seller prior to the Closing of all or a portion of the Inventory for Seller's account prior to the Closing in the ordinary course of business of Seller.

     7.6 Maintenance of Transferred Assets. Seller shall keep and maintain in operating condition, substantially equivalent to the condition existing on the date of this Agreement, the Stores and each item of F, F & E, Sensormatic Equipment and Inventory, reasonable wear and tear excepted.

     7.7  Seller's Employees.

          7.7.1 Seller shall use reasonable efforts to keep available to Purchaser the services of Seller's Store and field operation personnel (although nothing herein shall be deemed to require or obligate Purchaser to employ or retain any such employees), and to preserve for Purchaser the goodwill of customers, clients and all others having business relations with Seller.

          7.7.2 Seller shall make available to Purchaser true and complete copies of (i) all of Seller's employee books and records (subject to the prior written consent of the affected employee) as soon as practical after Purchaser's reasonable request, and (ii) all of Seller's books and records relevant to any claim, suit or proceeding against Purchaser threatened, commenced, made or brought by any third party in connection with or arising out of the operation of the Stores or the Transferred Assets as soon as practicable after Purchaser's request therefor.

          7.7.3 Seller shall not enter into any union, labor or collective bargaining agreement or contract or employment contract pertaining to or affecting any of the Transferred Assets or the conduct of business of Seller as presently being con-ducted, whether or not with a union or other bargaining agent representing employees of Seller or with an employee directly. Seller shall be solely responsible for and shall pay to its employees all accrued salaries, severance pay, vacation pay, sick pay, back pay and other benefits accrued through or owing as of the Closing and each Delayed Closing.

          7.7.4 Immediately prior to the Closing, Seller shall terminate all Store employees working in Stores, the possession of which is delivered to Purchaser on the Closing Date. Immediately prior to any Delayed Closing, Seller shall terminate all Store Employees working in Stores, the possession of which is delivered to Purchaser on the applicable Delayed Closing Date.

     7.8 Maintenance of Insurance. Seller shall continue to maintain in full force and effect all policies of insurance now in effect or renewals or appropriate replacements thereof, and shall give all notices and present all claims under all policies of insurance in due and timely fashion, until the Closing or Delayed Closing for insurance relating to Stores possession of which is not transferred at the Closing.

     7.9 Maintenance of Books and Records. Both prior to and for five years after the Closing, Seller (or Seller's share-holders, in the event that Seller has been dissolved) shall keep and shall make available to Purchaser for inspection and copying upon reasonable notice all of the materials referred to in Sections 7.1 and 7.7.2. For the avoidance of the doubt, Seller shall permit Purchaser and Purchaser's accountants and attorneys with reasonable access to all books and records of Seller for the purpose of preparing any financial statements and information which may be required under any applicable laws, rules or regulations, including, without limitation, all federal and state securities laws and all rules and regulations which may be promulgated from time to time by the SEC or any state agency or authority having jurisdiction over Purchaser and its affiliates.

     7.10 Payment of Taxes. Seller shall duly and timely file all tax returns required to be filed by it and will promptly pay all taxes, assessments and governmental charges which shall be due and payable; Seller shall not enter into any agreement, waiver or arrangement providing for an extension of time with respect to the filing of any tax return or the payment or assess-ment of any tax, governmental charge or deficiency; and Seller shall withhold from each payment to each of its employees the amount of all taxes or other sums (including, but not limited to, United States federal income taxes and any applicable state or local income taxes or federal Insurance Contribution Act taxes) required to be withheld therefrom and will pay the same to the proper tax-receiving officers prior to their respective due dates.

     7.11 Compliance with Bulk Transfer Laws. Purchaser and Seller agree to cooperate fully with the other party in connec-tion with the compliance with all applicable bulk transfer laws other than the bulk transfer laws of the States of Arizona and Utah.

     7.12 Use of Cash Registers. For no additional considera-tion, Seller hereby grants Purchaser the right to use all of Seller's cash registers located in each of the Stores as of the date hereof for a period of 90 days from the Closing Date or applicable Delayed Closing Date for such Store, and Purchaser agrees to deliver (at Seller's expense) said cash registers to Seller within 14 days of the expiration of said 90 day period. Until Purchaser delivers all of the applicable cash registers to a common carrier selected by Seller, all "risk of loss" to said cash registers shall remains with Purchaser.

     7.13 Removal of Certain Inventory. Within 14 days after the later of the date on which Purchaser and Seller agree in writing as to the character of such Inventory as Current Catalog Inven-tory, Non-Returnable Inventory or Other Inventory or the date on which the Arbitrator issues his or her decision in connection therewith, Seller shall remove, at its sole cost and expense, all Non-Returnable Inventory and Other Inventory not purchased by Purchaser pursuant to the terms of this Agreement from all Stores (other than those Stores which Seller will continue to operate after the Closing or applicable Delayed Closing) and all other assets located in said Stores that do not constitute Transferred Assets. All Non-Returnable Inventory or Other Inventory and other assets not purchased pursuant to the terms of this Agree-ment and not removed by Seller from the Stores (other than those Stores which Seller will continue to operate after the Closing or applicable Delayed Closing) within said 14-day period shall be deemed sold to Purchaser for no additional consideration. Within 14 days of the later of the date on which Purchaser and Seller agree in writing as to the character of such Inventory as Current Catalog Inventory, Non-Returnable Inventory or Other Inventory or the date on which the Arbitrator issues his or her decision in connection therewith, Seller shall deliver to the Minnesota Warehouse or to one of the other Stores possession of which is then being transferred to Purchaser all of the Inventory which is to be purchased by Purchaser at the Closing which is located at a Store, possession of which will not be transferred to Purchaser at the Closing and at which Seller, with the written consent of Purchaser (which consent will not be unreasonably withheld), has ceased operations on or before the Closing or is subject to a Lease which, on or before the Closing Date, has been terminated. Within 21 days of the later of the date on which Purchaser and Seller agree in writing as to the character of such Inventory as Current Catalog Inventory, Non-Returnable Inventory or Other Inventory or the date on which the Arbitrator issues his or her decision in connection therewith, Purchaser shall remove from the Minnesota Warehouse all Inventory (the "Removed Inventory") purchased by Purchaser pursuant to the terms of this Agreement which is located at the Minnesota Warehouse (the "Inventory Removal"). Until the Inventory Removal is completed, (i) Seller agrees to provide Purchaser with reasonable access to the Minnesota Warehouse in order to effect the Inventory Removal, and
(ii) all "risk of loss" to the Removed Inventory shall remain with Seller.

     7.14 Repair of Damaged Transferred Assets. If any item of the Transferred Assets (other than items of Inventory) shall be lost, sold or otherwise disposed of, damaged (ordinary wear and tear excepted) or stolen prior to the Closing, Seller shall repair or replace the same to the satisfaction of Purchaser (with repairs or replacements of equal quality to the item in its condition as of the date of this Agreement) prior to the Closing or delete the same from the Transferred Assets with an appropri-ate reduction in the Transferred Assets Purchase Price to be agreed upon by Purchaser and Seller.

     7.15 Inventory Audit. Seller agrees that not later than 5:00 p.m. (local time) on the day before the Closing Date or applicable Delayed Closing Date, Seller shall close all Stores, possession of which are being transferred to Purchaser at the Closing or applicable Delayed Closing, or the applicable Addi-tional Store, in order to conduct the audit of the Inventory located therein contemplated by this Agreement. Within two days after the Inventory Auditor's completion of said audit, Seller shall deliver to Purchaser the applicable Schedule of Original Costs.

     7.16 Gift Certificates and Merchandise Credits. From and after the Closing, Purchaser shall only issue gift certificates and merchandise credits on forms which clearly and unambiguously state that they have not been issued by any Store, possession of which at the time of the issuance of such gift certificate or merchandise credit has been previously delivered to Purchaser. Purchaser shall have the right to approve, which approval shall not be unreasonably withheld, the form of all gift certificates and merchandise credits issued by Seller after the Closing in order to insure Seller's performance with the terms of this Section.

     7.17 Operation of Stores by Seller using the Store Service Marks. From and after the Closing Seller shall take all steps reasonably requested by Purchaser to notify all current and future creditors of Seller and creditors of all assignees of Seller which utilize any of the Store Service Marks (collective-ly, the "Seller's Assignees") and to notify the general public that Seller and the Seller's Assignees are not affiliated in any way with Purchaser notwithstanding the fact that Purchaser, Seller and the Seller's Assignees are concurrently using some or all of the Store Service Marks.

     7.18 Management Agreements. Except as specifically provided to the contrary in this Section 7.18, Purchaser and Seller shall mutually determine the Stores which shall be the subject of Management Agreements. Notwithstanding anything in this Section
7.18 to the contrary, Purchaser and Seller shall enter into a Management Agreement at Closing at Seller's request upon the following terms and conditions:

          7.18.1 With respect to an unlimited number of Stores, (i) Purchaser and Seller both have determined, in their reasonable discretion, that they may be able to obtain a Store Leasehold Consent for such Store in the future, (ii) Purchaser and Seller both have determined, in their reasonable discretion, that entering into a Management Agreement with respect to such Store will not result in a breach of the applicable Store Lease or Purchaser and Seller shall have obtained the written consent of the lessor under the applicable Store Lease to Purchaser and Seller entering into and performing their respective obligations under a Management Agreement for such Store, and (iii) Purchaser and Seller both have determined, in their reasonable discretion, that entering into and performing their respective obligations under a Management Agreement will not adversely affect the parties' ability to obtain a Store Leasehold Consent with respect to such Store Lease.

          7.18.2    Notwithstanding the provisions of Section
7.18.1 to the contrary, with respect to a maximum of two Stores, Purchaser shall have determined, in its reasonable discretion, that it will be able to terminate such Management Agreement pursuant to the terms of such Management Agreement without incurring any liability to Seller, the applicable lessor or any third party.

     7.19 Delivery of Seller's Financial Statements to the Auditors. As soon as practicable after the date hereof and in any event prior to the Closing, Seller hereby agrees to provide the Auditors with copies of Seller's complete audited financial statements for the fiscal year of Seller ended March 31, 1992 and Seller's complete unaudited financial statements for the fiscal year ended March 31, 1993 (collectively, the "Financial State-ments"), provided that prior to delivery of the Financial Statements, Seller and the Auditors shall have entered into a confidentiality agreement (such agreement to be on terms and conditions reasonably acceptable to Seller) pursuant to which the Auditors agree not to provide or disclose to Purchaser or any other person or entity any information contained in the Financial Statements unless required by applicable law. Seller hereby agrees to cooperate with any reasonable request by the Auditors in connection with the Auditors' review of the Financial Statements.


8.   IDEMNIFICATION OF PURCHASER.

     8.1 Notwithstanding the Closing, and regardless of any investigation at any time made by or on behalf of Purchaser or of any knowledge or information that Purchaser may have, Seller agrees to, and hereby does, fully indemnify, defend and save and hold Purchaser harmless at all times in the event that Purchaser shall at any time or from time to time suffer any damage, liability, loss, cost, expense, claim, settlement or causes of action (including all reasonable attorneys' fees) arising out of, resulting from or in connection with, or shall pay or become obligated to pay any sum on account of, any and every "Event of Purchaser Indemnification." As used herein, an "Event of Purchas-er Indemnification" shall mean any one or more of the following:
(i) any untruth or any inaccuracy in any representation of Seller or the breach of any warranty of Seller; (ii) the breach of any other term, provision, covenant or agreement on the part of Seller to be performed or observed hereunder; (iii) any other misrepresentation by Seller in, or omission by Seller from, any statement, certificate, schedule, exhibit or other document furnished pursuant to this Agreement by Seller or an officer or other authorized agent of Seller; (iv) any and all debts, liabilities and obligations of Seller (whether matured, unma-tured, contingent or otherwise and whether or not subsequently discharged in any bankruptcy case or proceeding or otherwise) which do not constitute an "Assumed Obligation," including, without limitation, any debts, liabilities or obligations of Seller arising or accruing as a result of the ownership or operation of Seller's business or under or in connection with any of the Store Leases, Sensormatic Leases or Store Contracts prior to the Closing or the applicable Delayed Closing, whether or not known by Purchaser, Seller or any third party on the Closing Date or the applicable Delayed Closing Date including, without limitation, any debts, liabilities or obligations (whether matured, unmatured, contingent or otherwise and whether or not subsequently discharged in any bankruptcy case or proceeding or otherwise) resulting from or arising in connection with (a) Seller entering into the Store Leases, Sensormatic Leases and Store Contracts including, without limitation, any default under or breach of any of the Store Leases, Sensormatic Leases or Store Contracts, whether or not known on the Closing Date or the applicable Delayed Closing Date to Purchaser, Seller or the other parties to such leases or contracts, or (b) any act or omission of Seller including, but not limited to, all acts or omissions which constitute a default under or breach of any of the Store Leases, Sensormatic Leases or Store Contracts; (v) any liability, loss, cost, expense, claim, settlement, payment or obligation to pay arising out of, resulting from or in connection with the Existing Litigation; (vi) any liability, loss, cost, expense, claim, or obligation arising out of, resulting from or in connec-tion with the failure by Seller to comply with any fraudulent conveyance or transfer, bulk transfer laws or statutes or other laws or statutes intended to protect the rights of creditors of Seller, including, without limitation, the bulk transfer laws of the States of Arizona and Utah and all other states which Purchaser and Seller mutually agree in writing not to comply with prior to the Closing or the applicable Delayed Closing; (vii) any liability, loss, cost, expense, claim or obligation to pay arising out of, resulting from or in connection with any claim by a lessor under any Store Lease subject to a Management Agreement or other party to a Sensormatic Lease or Store Contract subject to a Management Agreement resulting from Seller's failure to obtain all applicable consents to Purchaser and Seller entering into said Management Agreement; (viii) any liability, loss, cost, expense, claim or obligation to pay arising out of, resulting from or in connection with Seller's business which it continues to conduct after the Closing or the applicable Delayed Closing at any of the Stores or otherwise; or (ix) any liability, loss, cost, expense or obligation to pay arising out of, resulting from or in any way connected with any Seller's Assignee (other than Purchaser).

     8.2 Whenever any claim shall arise for indemnification pursuant to Section 8.1, Purchaser shall promptly notify Seller of the claim and, when known, the facts constituting the basis for such claim, provided that failure of Purchaser to provide Seller with such notice shall not excuse or affect Seller's indemnification obligations under Section 8.1 unless the failure to provide such notice shall actually prejudice Seller. In the event Seller shall become obligated to Purchaser pursuant to
Section 8.1, or in the event that any suit, action, investiga-tion, claim or proceeding is begun, made or instituted as a result of which Seller may become obligated to Purchaser thereunder, Seller shall have the right to defend, contest or otherwise protect against any such suit, action, investigation, claim or proceeding by one or more counsel reasonably acceptable to Purchaser. In the event Seller so elects to defend or contest, Purchaser shall have the right, at its expense, to participate in such defense, but such defense shall at all times be conducted by and under the control of Seller and its counsel. In the event that Seller elects not to defend, contest or otherwise protect against any action, investigation, claim or proceeding, Purchaser shall have the right, at Seller's expense, to pursue any such defense, contest or protection.


9.   INDEMNIFICATION OF SELLER.

     9.1 Notwithstanding the Closing, and regardless of any investigation at any time made by or on behalf of Seller or of any knowledge or information that Seller may have, Purchaser agrees to, and hereby does, fully indemnify, defend and save and hold Seller harmless at all times in the event that Seller shall at any time or from time to time suffer any damage, liability, loss, cost, expense, claim, settlement or causes of action (including all reasonable attorneys' fees) arising out of, resulting from or in connection with, or shall pay or become obligated to pay any sum on account of any and every "Event of Seller Indemnification." As used herein "Event of Seller Indem-nification" shall mean any one or more of the following: (i) any untruth or inaccuracy in any representation of Purchaser or the breach of any warranty of Purchaser; (ii) the breach of any other term, provision, covenant or agreement on the part of Purchaser to be performed or observed hereunder; (iii) any other misrepre-sentation by Purchaser in, or omission by Purchaser from, any statements, certificate, schedule, exhibit or other document furnished pursuant to this Agreement by Purchaser or an officer or other authorized agent of Purchaser; (iv) Purchaser's opera-tion of the Stores on and after the Closing, provided that any such Event of Seller Indemnification is not and is not attribut-able to an Event of Purchaser Indemnification or any actions taken by the lessor under any Store Lease subject to a Management Agreement or any other party to a Sensormatic Lease or Store Contract subject to a Management Agreement which actions are taken as a result or Seller's failure to obtain all applicable consents to Purchaser and Seller entering into said Management Agreement.

     9.2 Whenever any claim shall arise for indemnification pursuant to Section 9.1, Seller shall promptly notify Purchaser of the claim and, when known, the facts constituting the basis for such claim, provided that failure of Seller to provide Purchaser with such notice shall not excuse or affect Purchaser's indemnification obligations under Section 9.1 unless the failure to provide such notice shall actually prejudice Purchaser. In the event Purchaser shall become obligated to Seller pursuant to
Section 9.1, or in the event that any suit, action, investiga-tion, claim or proceeding is begun, made or instituted as a result of which Purchaser may become obligated to Seller there-under, Purchaser shall have the right to defend, contest or otherwise protect against any such suit, action, investigation, claim or proceeding by one or more counsel of its choice reasonably acceptable to Seller. If Purchaser so elects to defend or contest, Seller shall have the right, at its expense, to participate in such defense, but such defense shall at all times be conducted by and under the control of Purchaser and its counsel, and Seller shall be fully bound by the results thereof. In the event Purchaser elects not to defend, contest or otherwise protest against any such suit, investigation, claim or proceed-ing, Seller shall have the right, at Purchaser's expense, to pursue any such defense, contest or protection.


10.  BROKERS.

     10.1 Representation by Purchaser. Purchaser represents and warrants to Seller that it has not engaged the services of a broker or finder in connection with this Agreement or the trans-actions contemplated herein.

     10.2 Representation by Seller. Seller represents and warrants to Purchaser that it has not engaged the services of a broker or finder in connection with this Agreement or the transactions contemplated herein other than Ladenburg, Thalmann & Co. Inc. ("LT"). Seller covenants that it shall be solely responsible for all fees and other compensation, and for the reimbursement of all costs and expenses, due LT as a result of this transaction.


11.  NOTICES.

     All notices, statements or other documents which any party shall be required or shall desire to give to the other hereunder shall be in writing and shall be given by said party only by telecopier, or by courier or personal delivery or by addressing it as indicated below, and by depositing it certified first-class mail, postage prepaid, in the U.S. mail. The addresses of the parties shall be those of which the other party actually receives written notice pursuant to this Section 11, and until further notice:

If to Purchaser:              Wherehouse Entertainment, Inc.
                              1901 Hamilton Avenue
                              Torrance, CA 90502-1334
                              Facsimile: (310) 538-2583
                              Attention: Cathy Wood,
                                         Senior Vice President

With a copy to:               Mitchell, Silberberg & Knupp
                              11377 West Olympic Boulevard
                              Los Angeles, California 90064
                              Facsimile:  (310) 312-3787
                              Attention: Roy Shults, Esq.

If to Seller:                 The Record Shop, Inc.
                              74 Cloudview Road
                              Sausilito, CA  94695
                              Facsimile: (415) 331-2657
                              Attention: Mort Gerber

With a copy to:               Snell & Wilmer
                              400 East Van Buren
                              One Arizona Center
                              Phoenix, AZ  85004-0001
                              Facsimile: (602) 382-6070
                              Attention: Jody Pokorski, Esq.

     Any such communications given by courier or personal delivery shall be deemed given when delivered if during normal business hours on a business day (or if not, the next business day after delivery); any such communications given by telecopier shall be deemed given when received if during normal business hours on a business day (or if not, the next business day after delivery) provided that such telecopy is legible and that at the time such telecopy is sent the sending party receives written confirmation of receipt and forwards a copy of the notice by courier or personal delivery or by mail; and any such communi-cations sent by certified first-class mail, postage prepaid shall be deemed given two business days after the date of mailing.


12.  ARBITRATION.

     12.1 In the event Purchaser and Seller cannot agree on the classification of the Inventory as contemplated by Section 2.1.2 the parties hereto agree that arbitration shall constitute the exclusive remedy for the resolution of any such dispute or controversy. The arbitration proceedings shall be accomplished in accordance with the provisions of this Section 12.

     12.2 Except as expressly provided herein to the contrary, the arbitration proceeding shall be conducted under the Commer-cial Arbitration Rules of the American Arbitration Association in effect at the time a demand for arbitration is made. To the extent that there is any conflict between the rules of the American Arbitration Association and this Section 12, this
Section 12 shall govern and determine the rights of the parties hereto.

     12.3 The arbitration will take place in Los Angeles County, California before a single arbitrator selected as follows: Either party may request the American Arbitration Association to provide a list of proposed arbitrators, all of whom must be retired judges. The parties hereto shall then take turns crossing off one name at a time from such list with the last remaining retired judge being appointed the arbitrator. The parties hereto shall select by lot which of them strikes the first name from the list of proposed arbitrators. If the person selected in this method to be the arbitrator declines or is otherwise unavailable to serve as the arbitrator of the dispute, the arbitrator shall be selected from the same list of proposed arbitrators selected in the reverse order to which those proposed arbitrators' names were struck from the list until one of such individuals selected to be the arbitrator accepts the appointment and is able to serve as the arbitrator.

     12.4 The arbitrator selected in the manner set forth in
Section 12.3 hereof (the "Arbitrator") shall be requested to honor the intention of the parties hereto to resolve the disputes quickly and inexpensively. All decisions shall be made with this intention in mind. The decision of the Arbitrator, shall be exclusive, final and binding on all parties, their successors and assigns as applicable.

     12.5 Except as expressly set forth in this Agreement the Arbitrator shall determine the manner in which the arbitration proceeding is conducted, including the time and place of all hearings, the order or presentation of evidence and all of the questions that arise with respect to the arbitration proceeding.

     12.6 The Arbitrator shall be required to determine all issues in accordance with California law. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the arbitration proceedings.

     12.7 The Arbitrator shall issue a single judgment at the close of the arbitration proceeding which shall dispose of all of the disputes of the parties that are the subject of the arbitra-tion. Either party to the arbitration may seek a judgment from a court of competent jurisdiction to enforce the award of the Arbitrator.

     12.8 The cost of arbitration, including administrative fees, fees for a record and a transcript, and the arbitrator's fees shall be borne equally by the parties to the arbitration, except that the arbitrator shall have the right to award reasonable attorneys' fees to the party determined by the arbitrator to be the prevailing party.


13.  MISCELLANEOUS.

     13.1 Best Efforts. Subject to the provisions hereof, each of the parties hereto shall use its best efforts to bring about the transactions contemplated by this Agreement as soon as practicable, including the execution and delivery of all instru-ments, assignments and assurances, and shall take or cause to be taken such further or other actions reasonably necessary or desirable in order to carry out the intents and purposes of this Agreement. No party will take or knowingly permit to be taken any action or do or knowingly permit to be done anything in the conduct of their respective businesses, or otherwise, which would be contrary to or in breach of any of the terms or provisions of this Agreement, or which would cause any of the representations contained herein to be or become untrue or which would prevent the satisfaction of any condition contained herein.

     13.2 Further Assurances. Seller shall promptly, from time to time after the Closing, execute and deliver to Purchaser such further bills of sale, conveyances, assignments, assurances or other instruments of transfer as Purchaser shall reasonably request in order to vest and confirm the Transferred Assets in Purchaser.

     13.3 Entire Agreement. This Agreement, the Management Agreements (if any), the Service Mark License, the Store Lease-hold Consents, the Store Leasehold Assignments, the Sensormatic Lease Consents and the Store Contract Consents and other closing documents contemplated hereunder, contain all of the terms and conditions agreed upon by the parties hereto with respect to the subject matter hereof and all prior agreements whether oral or written between the parties hereto, including (without limita-tion) the Letter of Intent are merged herein and superseded hereby. No other agreements not specifically referred to herein, oral or otherwise, shall be deemed to exist or to bind any of the parties hereto. This Agreement may not be modified or changed except by written instruments signed by both of the parties hereto. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and their respective successors and assigns any rights or remedies under or by reason of this Agreement, the Service Mark License, any Management Agreement, the Store Leasehold Consents, the Sensormatic Lease Consents and the Store Contract Consents and all agreements and documents specifically referred to herein.

     13.4 Captions. All captions and headings are inserted for the convenience of the parties, and shall not be used in any way to modify, limit, construe or otherwise affect this Agreement.

     13.5 Payment of Expenses. Subject to the provisions of Sections 2.1.2, 3.8, 3.9, 7.2, 12.8 and 13.8 hereof, each party hereto shall bear its own expenses incurred with respect to the preparation, authorization, execution and performance of this Agreement and all transactions contemplated hereunder (including, without limitation, all fees and expenses of agents, representa-tives, counsel and accountants).

     13.6 Counterparts. This Agreement may be executed in several counterparts each of which shall be deemed to be an original and which together shall constitute one and the same instrument.

     13.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to its principles of conflict of laws.

     13.8 Attorneys' Fees. In the event suit is brought to enforce or interpret any part of this Agreement or the rights or obligations of any party to this Agreement, the prevailing party shall be entitled to recover as an element of such party's costs of suit, and not as damages, reasonable attorneys' fees to be fixed by the court. The prevailing party shall be the party who is entitled to recover its costs of suit whether or not the suit proceeds to final judgment. A party not entitled to recover its costs shall not recover attorneys' fees. No sum for attorneys' fees shall be counted in calculating the amount of judgment for purposes of determining whether a party is entitled to recover its costs or attorneys' fees.

     13.9 Confidentiality. Prior to the Closing, without the prior written consent of Purchaser or Seller, as the case may be (which consent shall not be unreasonably withheld), neither Purchaser nor Seller will disclose the contents of this Agreement or any instrument, certificate or other document executed in connection herewith or the negotiations with the parties hereto regarding the subject matter of this Agreement other than to its officers, directors, employees, attorneys, accountants and agents who have a reasonable need to know such information and only upon such individuals agreeing to keep such information confidential; provided, however, this Section shall not prohibit (i) any disclosure (including, without limitation, any dissemination of copies of this Agreement) required by any applicable law, statute, rule or requested by any governmental agency (including, without limitation, any federal or state securities law and any rule or regulation promulgated by the SEC or any state agency or authority having jurisdiction over the parties or their affili-
ates) or any subsequent disclosure once said information becomes public either pursuant to the consent of all of the parties hereto or as a result of disclosure by a third party whose disclosure is not a breach of this Section, (ii) disclosure of such information to lessors of Seller or to creditors of any party hereto or any lenders of any party hereto who require such information as a condition to maintaining or extending any credit, or (iii) any disclosure of such information in any financial statements of Purchaser, Seller or affiliates thereof to the extent such disclosures are required by law (including, without limitation, any federal or state securities law and any rule or regulation promulgated by the SEC or any state agency or authority having jurisdiction over the parties or their affili-
ates). If this transaction fails to close for any reason whatsoever, Purchaser shall immediately return to Seller all books, records, reports, Store Leases and other information and documents furnished by Purchaser or relating to the operations of Seller.

     13.10 Exhibits and Schedules. Promptly following the execution of this Agreement, (i) Purchaser and Seller shall negotiate in good faith all of the documents to be attached hereto as Exhibits and Schedules 2.2 and 4.7, (ii) Seller shall provide to Purchaser all of the Schedules other than Schedules 2.2, 4.7 and 6.2 ("Seller's Schedules"), and (iii) Purchaser shall provide to Seller Schedule 6.2 ("Purchaser's Schedule"). Following negotiation of the Exhibits and Schedules 2.2 and 4.7 and delivery of Seller's Schedules and Purchaser's Schedule, Purchaser and Seller shall execute an amendment to this Agreement incorporating said Exhibits and Schedules herein. In the event that the said amendment is not executed and delivered on or prior to May 28, 1993 due to the fact that the Exhibits have not been completed or Seller has failed to deliver all of Seller's Schedules, Purchaser may terminate this Agreement in its sole discretion. In the event that said amendment is not executed and delivered on or prior to May 28, 1993 due to the fact that the Exhibits have not been completed or Purchaser has failed to deliver Purchaser's Schedule, Seller may terminate this Agreement in its sole discretion. Notwithstanding anything to the contrary contained in this Section 13.10, Seller and Purchaser hereby acknowledge and agree that Schedules 2.2 and 4.7 may be completed at any time prior to the Closing.

     13.11 Facsimile Signatures. This Agreement may be executed by signing and transmitting the signature page of this Agreement by facsimile transmission to the other party. Any party transmitting its signature by facsimile transmission shall thereafter promptly transmit this Agreement bearing an original, "live" signature to the other party.

     13.12 Hart-Scott-Rodino Compliance. Notwithstanding anything to the contrary contained herein, in no event shall Purchaser be obligated to purchase any Inventory hereunder which, in the reasonable discretion of Purchaser and/or Seller, would cause the parties to violate HSR.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


PURCHASER:                              SELLER:

WHEREHOUSE ENTERTAINMENT, INC.,         THE RECORD SHOP, INC.,
a Delaware corporation                  a Minnesota
corporation


By:  /s/ Scott Young                    By:  /s/ Mary Ann Levitt
     -----------------------                 --------------------
     Scott Young                             Mary Ann Levitt
     Its:  President                         Its: President



By:  /s/ Cathy Wood
     -----------------------
     Cathy Wood
     Its: Secretary





AJS_D001.RV9

                                 EXHIBIT A


              FORMS OF LANDLORD'S ACKNOWLEDGEMENT, ESTOPPEL,
                  CONSENT, AMENDMENT TO LEASE AND RELEASE

                                 EXHIBIT B


            FORMS OF BILLS OF SALE, ASSIGNMENTS OF TRADEMARKS,
               SERVICE MARKS, TRADE NAMES AND SERVICE NAMES
                       AND ASSIGNMENTS OF CONTRACTS

                                 EXHIBIT C


                           SERVICE MARK LICENSE

                                 EXHIBIT D


                       FORM OF MANAGEMENT AGREEMENT

                                 EXHIBIT E


                     FORM OF SELLER'S COUNSEL OPINION

                                 EXHIBIT F


                    FORM OF STORE LEASEHOLD ASSIGNMENT

                                 EXHIBIT G


                    FORM OF SENSORMATIC LEASE CONSENTS

                                 EXHIBIT H


                     FORM OF STORE CONTRACTS CONSENTS

                           EXHIBITS I-1 and I-2


                         FORM OF ESCROW AGREEMENTS

                                 EXHIBIT J


                    FORM OF PURCHASER'S COUNSEL OPINION

                              SCHEDULE 1.2.1


                              LIST OF STORES

                              SCHEDULE 1.2.2


                 LIST OF FURNITURE, FIXTURES AND EQUIPMENT












List of Stores in which are located the facsimile machines not included in F, F & E:

                              SCHEDULE 1.2.3


                       LIST OF SENSORMATIC EQUIPMENT


List of Sensormatic Equipment Under Lease:














List of Sensormatic Equipment Owned by Seller:

                              SCHEDULE 1.2.5

                         LIST OF STORE TRADE NAMES

                              SCHEDULE 1.2.6


                          LIST OF STORE CONTRACTS


[Should include Contract for Lindale Mall T.I.'s]

                               SCHEDULE 2.2


            ALLOCATION OF THE TRANSFERRED ASSETS PURCHASE PRICE

                             SCHEDULE 2.5.1.1


                           ESSENTIAL PROVISIONS


     The "Essential Provisions" are agreements by the applicable lessor to amend the applicable Store Lease in the following respects, if applicable:

1. To modify any radius restrictions contained in the applicable Store Lease to permit the operation of stores currently operated by Purchaser which would otherwise violate the applicable radius restriction.

2.   To delete any landlord's lien contained in the applicable
     Store Lease.

3. To include reasonable assignment and sublet provisions allowing Purchaser to assign and/or sublet the applicable Store Lease generally in accordance with Section 16.9 of the form of Store Leasehold Consent attached hereto as Exhibit A to this Agreement (the "Form Store Leasehold Consent").

4. To include one or more provisions (i) allowing Purchaser to remodel the leased premises of the applicable Store Lease generally in accordance with Section 16.4 of the Form Store Leasehold Consent, and (ii) waiving any continuous operation clause in the applicable Store Lease for a reasonable period of time for the purpose of completing such remodeling.

                              SCHEDULE 4.7


              LIST OF STORES SUBJECT TO MANAGEMENT AGREEMENTS

                              SCHEDULE 6.1.1


                                 CONFLICTS

                              SCHEDULE 6.1.3


                 LIST OF EXCEPTIONS TO MATERIAL CONTRACTS

                              SCHEDULE 6.1.4


                            LIST OF LITIGATION

                              SCHEDULE 6.1.7


                  LIST OF DEFAULTS UNDER THE STORE LEASES

                              SCHEDULE 6.1.8


              LIST OF DEFAULTS UNDER THE SENSORMATIC LEASES
                          OR THE STORE CONTRACTS

                              SCHEDULE 6.1.9


               LIST OF CONDITION OF THE STORES AND F, F & E

                             SCHEDULE 6.1.10.3


                        USE OF POLLUTING SUBSTANCES

                              SCHEDULE 6.1.15


                             ERISA EXCEPTIONS

                              SCHEDULE 6.1.16


                              EMPLOYEE CLAIMS

                              SCHEDULE 6.1.19


               SALES NOT IN THE ORDINARY COURSE OF BUSINESS

                              SCHEDULE 6.1.20


                         OWNERSHIP OF SELLER GROUP

                              SCHEDULE  6.2.1


                                 CONFLICTS


AJS_D001.RV9